SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Hecla Mining Company
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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____________________________________________________________________________________
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[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

March 31, 2008

Dear Shareholder:

     Hecla Mining Company (“we,” “our,” “us,” “Hecla,” or the “Company”) invites you to attend our Annual Meeting of Shareholders (“Annual Meeting”), which will be held at the Four Seasons Hotel, located at 791 West Georgia Street, Vancouver, British Columbia, on Friday, May 16, 2008, at 10:30 a.m., Pacific Daylight Time. The Corporate Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about us.

     In 2007, the Securities and Exchange Commission passed new rules enabling us to distribute our proxy materials primarily over the Internet (“Notice and Access”). We believe that this method of distribution will encourage more shareholders to vote their proxies and will substantially reduce our costs of distribution. We elected to include all proxy materials in this year’s mailing. However, when we mail the proxy materials for the Annual Meeting of Shareholders in 2009, shareholders will only receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting,” giving instructions on how to view the materials on the Internet, request copies by mail, and how to vote their shares.

     In 2007, we also became eligible to participate in the Direct Registration System. The Direct Registration System provides registered shareholders with the option of holding their shares on the books and records of the transfer agent in book-entry form instead of having a physical stock certificate. See the “Questions and Answers About the Annual Meeting and Voting” section for more information on the Direct Registration System.

     Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting in order to ensure your representation and the presence of a quorum at the Annual Meeting. You can simplify your voting and reduce our costs by voting your shares via telephone or the Internet. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card in the postage-paid envelope provided.

Sincerely,

Phillips S. Baker, Jr.
President and Chief Executive Officer

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
(208) 769-4100
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
May 16, 2008

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held in the Seasons Room at the Four Seasons Hotel, located at 791 West Georgia Street, Vancouver, British Columbia, on Friday, May 16, 2008, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

(1)	To elect three members to the Board of Directors to serve for a three-year term or until their respective successors are elected and have qualified; and

(2)	To act upon all other business that may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

     The close of business on March 14, 2008, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any postponements or adjournments thereof.

By Order of the Board of Directors

Philip C. Wolf
Corporate Secretary

March 31, 2008

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your annual meeting materials and avoid costly mailings by confirming in advance electronic delivery as your preferred method of delivery. For further information on how to take advantage of this cost-saving service, please see page 1 of the “Questions and Answers About the Annual Meeting and Voting.”

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QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND VOTING

     Although we encourage you to read the Proxy Statement in its entirety, we have included these questions and answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q. What is a “proxy?”

     It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Phillips S. Baker, Jr., and Philip C. Wolf as proxies for the Annual Meeting.

Q. What is a “Proxy Statement?”

     It is a document that Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card designating Phillips S. Baker, Jr., and Philip C. Wolf as proxies to vote on your behalf.

Q. Why is the Annual Meeting being held in Vancouver, British Columbia?

     Although Hecla remains headquartered in Coeur d’Alene, Idaho, in 2007, we also opened an office in Vancouver, British Columbia. Vancouver is widely recognized as a major mining center with a number of enterprises engaged in exploration activity. We want to be a viable, visible partner for companies that have properties to be explored, developed and operated. Hecla is a producing company that has developed and operated many mines, both surface and underground, and it is ready to use that expertise in conjunction with others. By having our Annual Meeting this year in Vancouver, British Columbia, it gives us a chance to increase our visibility in this important area.

Q.	Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

     The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (“Annual Report”), are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63202&p=proxy. Instead of receiving future copies of our proxy materials by mail, shareholders of record and most street name holders can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy-voting site. To enroll for electronic delivery, please visit our website listed above and click the blue box in the left-hand bottom corner. You may also sign up for electronic delivery if you vote your shares over the Internet at http://www.proxyvote.com.

Q. What is the “record date” and what does it mean?

     The record date for the Annual Meeting is March 14, 2008. As required by the Delaware General Corporation Law, the Board establishes the record date. Owners of record of our common stock at the close of business on the record date are entitled to:

  Receive notice of the meeting; and

  Vote at the meeting and any adjournments or postponements of the meeting.

Q.	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”

     Most of our shareholders hold their shares through a broker, financial institution or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

     If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

     If your shares are held in a stock brokerage account or by a financial institution or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, financial institution or nominee, which is considered with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described below.

Q. What are “broker non-votes?”

     Broker non-votes occur when nominees, such as financial institutions and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Q. What is “householding?”

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of our Annual Report and Proxy Statement are sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our Proxy Statement or our Annual Report to shareholders, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate Annual Report to shareholders and/or a separate Proxy Statement for future annual meetings or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, by calling 1-800-937-5449, or by forwarding a written request addressed to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of annual reports or proxy statements in the future.

Q. Why is Hecla seeking shareholder approval for only three directors?

     Our Certificate of Incorporation and Bylaws provide for a board composed of not less than five nor more than nine persons. The directors are divided into three classes, as nearly equal in number as possible. The members of each class are elected in different years, so that only one-third of the board is elected in any single year. We feel that the three-year term allows directors to focus on building meaningful long-term value for shareholders rather than focusing only on short-term issues, which might occur if the term were for only one year. Staggered three-year terms also have the effect of delaying the ability of the holder(s) of a majority of the common stock from replacing a majority of the Board of Directors, which may discourage non-negotiated attempts to change control of the Company and, thus, may affect the market price of our common stock and the ability of our shareholders to receive a control premium.

Q. What shares can I vote?

     All shares of our common stock owned by you as of the close of business on the record date, March 14, 2008, may be voted by you. These shares include: (i) shares held directly in your name as the shareholder of record; and (ii) shares held for you as the beneficial owner through a broker, financial institution or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q. What vote is required to approve the election of directors?

     In accordance with our Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. With respect to the proposal to elect directors, directors are elected by a majority of the votes cast by the holders of the common stock, at a meeting at which a quorum is present. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have the same impact as a vote to withhold authority in the election of directors, and does not affect the election of directors.

Q. What is a “quorum?”

     A quorum of shareholders is required in order to transact business at the Annual Meeting. The presence, in person or by proxy, of shareholders holding a majority of the voting power of the outstanding common stock of the Company shall constitute a quorum. Under Delaware law, an abstaining vote or a broker non-vote is counted as present and is, therefore, included for purposes of determining whether a quorum of shares is present at the meeting.

Q. Who will count the votes and where can I find the voting results of the meeting?

     The inspectors of election appointed for the meeting will count the votes cast by proxy or in person at the Annual Meeting. We will announce the voting results at the meeting and publish final results in our Form 10-Q for the quarter ending June 30, 2008.

Q. What if I do not specify how I want my shares voted?

     Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees.

Q. How do I vote?

     To vote by mail:

  Mark, sign and date your proxy card; and

  Return your proxy card in the enclosed postage-paid envelope.

     To vote over the Internet:

  Have your proxy card available;

  Log on to the Internet and visit the website noted on your proxy card;

  Follow the instructions provided; and

  Do not mail your proxy card.

     To vote by telephone:

  Have your proxy card available;

  Call the toll-free number listed on your proxy card;

  Follow the recorded instructions; and

  Do not mail your proxy card.

     To vote in person if you are a registered shareholder:

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Deliver your completed proxy card or ballot in person.

     To vote in person if you hold your shares in “street name” (through a broker, financial institution or other nominee):

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Obtain from your broker, financial institution or other nominee a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.

Q. Can I change my vote after submitting my proxy or voting instructions?

     Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

  By sending a written notice of revocation to our Corporate Secretary;

  By submitting a later-dated proxy to our Corporate Secretary; or

  By voting in person at the Annual Meeting.

     If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

Q. How do I vote my 401(k) Plan shares?

     If you participate in the Hecla Mining Company Capital Accumulation Plan and hold shares of Hecla common stock in your plan account as of the record date, you will receive a request for voting instructions from the plan trustee (“Vanguard”) with respect to your plan shares. If you hold Hecla shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m., Eastern Daylight Time, on May 13, 2008, the Hecla shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by filing with Vanguard either a written notice of revocation or a properly executed proxy bearing a later date prior to the deadline for voting plan shares.

Q. Who will bear the costs of this solicitation?

     We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, assembling, printing, mailing and distributing these proxy materials. We have hired Broadridge Financial Solutions, Inc. to assist us in mailing these proxy materials. Broadridge's fee for this service is approximately $35,000, plus out-of-pocket expenses. In addition to the solicitation of proxies, our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone or otherwise. If you choose to access the proxy materials over the Internet, however, you are responsible for any Internet access charges you may incur. We have hired Broadridge Financial Solutions, Inc., to assist us in the distribution of proxy materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of common stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Q. What is “Direct Registration?”

     The Direct Registration System (“DRS”) is a system that allows your shares in our company to be held in your name in book-entry form, without having a physical certificate issued. You retain full ownership of your shares, and you have the same rights and privileges as holders of shares held in certificate form. You may request a physical certificate at any time, although it is generally easier and more efficient to maintain your shares in non-certificated form. American Stock Transfer & Trust Company is the transfer agent responsible for maintaining our books. The benefits of DRS are:

  Provides accurate, quick and cost-efficient transfers between our transfer agent and your broker/dealer;

  Ensures secure electronic transfer of your securities;

  Reduces the risk associated with physical certificates being processed, including turnaround delays, mail losses and risks associated with stolen, forged or counterfeit securities;

  You will receive a periodic or annual statement, either from your brokerage firm, or our transfer agent. Unlike a physical security, if you lose the statement it’s easy to get another one; and

  It is generally safer to own your shares in book-entry form because there are no certificates to be stolen, lost or destroyed. There’s also no need to rent a safe-deposit box or other safe place to keep the certificates. And, you don’t have to send them in the mail or insure them.

     You can contact our transfer agent, American Stock Transfer & Trust Company at 1-800-937-5449 for more information on DRS.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
(208) 769-4100
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PROXY STATEMENT
Relating to
ANNUAL MEETING OF SHAREHOLDERS
OF HECLA MINING COMPANY
to be held on May 16, 2008
___________

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be held on May 16, 2008

     This Proxy Statement and the accompanying Annual Report are available on the Internet. Please go to http://phx.corporate-ir.net/phoenix.zhtml?c=63202&p=proxy to view and obtain the proxy materials online.

INTRODUCTION

     This Proxy Statement is being furnished by the Board of Directors (“Board”) of Hecla Mining Company, a Delaware corporation (“we,” “our,” “us,” “Hecla,” or the “Company”), to holders of shares of the Company’s common stock, par value $0.25 per share (“Common Stock”), in connection with the soliciting of proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, May 16, 2008, and any postponements or adjournments thereof (“Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Our Board has fixed the close of business on March 14, 2008, as the record date (“Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 122,988,176 shares of Common Stock (which number does not include shares held by us as treasury shares) were outstanding and entitled to one vote each at the Annual Meeting.

     A list of shareholders eligible to vote will be available at Hecla's Vancouver offices, located at Suite 440, 580 Hornby Street, Vancouver, British Columbia, Canada, beginning May 5, 2008. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

     These proxy solicitation materials, together with our Annual Report on Form 10-K for fiscal year ended December 31, 2007 (“Annual Report”), were mailed on or about March 31, 2008, to shareholders entitled to vote at the Annual Meeting.

PURPOSES OF ANNUAL MEETING

Election of Directors

     At the Annual Meeting, shareholders entitled to vote will be asked to consider and to take action on the election of three directors to our Board, each to serve for a three-year term. The nominees are: Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor. See “Election of Directors” on page 8 for more information on these nominees.

VOTING PROCEDURES

Electronic Access to Proxy Materials and Annual Report; Internet Voting

     The Notice of Annual Meeting, Proxy Statement, and the Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63202&p=proxy. If you are a shareholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet. If you hold your shares through a broker, financial institution or other nominee, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports electronically in lieu of receiving copies and how to vote your shares over the Internet. Opting to access your proxy materials online saves us the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy-voting site.

     Most shareholders of record have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please review your proxy card or the information forwarded by your broker, financial institution or other nominee of record to see which options are available to you.

General Information About Voting

     The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. You may vote your shares using this proxy by means of the mail, telephone, or Internet (each of which is valid under Delaware law), by following the instructions set forth on the proxy card. Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked, will be voted at the Annual Meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted: (i) FOR the election of the nominees for director set forth below; and (ii) in the discretion of the holders of the proxies with respect to any other business that properly comes before the Annual Meeting and all matters relating to the conduct of the Annual Meeting.

     You may revoke your proxy at any time before it is voted by delivering to our Corporate Secretary a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any shareholder of record attending the Annual Meeting in person may revoke his or her proxy and vote his or her shares at the Annual Meeting. If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions.

     Directors will be elected by a majority of the votes cast by the holders of our Common Stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for election of directors.

     The solicitation of proxies will be conducted over the Internet and by mail, and we will bear all costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our Common Stock. We have hired Broadridge Financial Solutions, Inc., to assist us in providing Internet access and in the distribution of notices and of proxy materials. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

     We are not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters come before the Annual Meeting for a shareholder vote, your proxy gives authority to Phillips S. Baker, Jr., and Philip C. Wolf to vote on such matters at their discretion.

ELECTION OF DIRECTORS

     In accordance with our Certificate of Incorporation, the Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are three directors whose terms will expire at the Annual Meeting, namely Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2008, the Corporate Governance and Directors’ Nominating Committee determined that the three current directors whose terms are expiring were qualified candidates and recommended to the Board that they stand for election at the Annual Meeting. The Board designated Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor as nominees for election as directors of the Company, each for a three-year term expiring in 2011. All nominees have served on our Board for many years and each are standing for re-election.

     It is intended that the proxies solicited hereby for shareholders will be voted FOR the election of Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor, unless authority to do so has been withheld. The Board knows of no reason why any of the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Directors

	Age at	Year First
Name	May 16, 2008	Became Director	Term Expires
Phillips S. Baker, Jr.	48	2001	2008
David J. Christensen	46	2003	2008
Dr. Anthony P. Taylor	66	2002	2008
George R. Nethercutt, Jr.	63	2005	2009
John H. Bowles	62	2006	2009
Ted Crumley	63	1995	2010
Charles B. Stanley	49	2007	2010
Terry V. Rogers	61	2007	2010

Nominees for Election as Director

     If elected, the nominees will each serve for a three-year term ending in 2011. The nominees are as follows:

     PHILLIPS S. BAKER, JR. Chief Executive Officer of the Company since May 2003; President of the Company since November 2001; Chief Financial Officer of the Company from May 2001 to June 2003; Chief Operating Officer of the Company from November 2001 to May 2003; Vice President of the Company from May 2001 to November 2001; Director, Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company), since February 2004; Vice President and Chief Financial Officer of Battle Mountain Gold Company (a gold mining company) from March 1998 to January 2001; Vice President and Chief Financial Officer of Pegasus Gold Corporation (a gold mining company) from January 1994 to January 1998.

     DAVID J. CHRISTENSEN. Vice President - Investments of ASA Limited (a closed-end investment company), since May 2007; Vice President - Corporate Development of Gabriel Resources Ltd. (a Canadian-based resource company) from October 2006 to March 2008; Research Analyst with Credit Suisse First Boston (an investment banking firm) from October 2002 to August 2003; Global Coordinator and First Vice President of Merrill Lynch & Co. (an investment banking firm) from 1998 to 2001; Vice President and

Precious Metals Equity Analyst with Merrill Lynch & Co. from 1994 to 1998; Portfolio Manager of Franklin Gold Fund and Valuemark Precious Metals Funds for Franklin Templeton Group (a global investment management organization) from 1990 to 1994. Mr. Christensen had previously served as a director of the Company from May 2002 to October 2002.

     DR. ANTHONY P. TAYLOR. President, Chief Executive Officer and Director, Gold Summit Corporation (a public Canadian minerals exploration company), since October 2003; Director, Greencastle Resources Limited (an exploration company), since December 2003; President and Director, Caughlin Preschool Co. (a private Nevada corporation that operates preschools), since October 2001; President, Chief Executive Officer and Director, Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003; Vice President of Exploration, First Point US Minerals (a mineral exploration company) from May 1997 to December 1999; President and Director, Great Basin Exploration & Mining Co., Inc., (a gold mining company) from June 1990 to January 1996.

     The Board recommends that shareholders vote “FOR” the election of Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor.

Remaining Directors

     The remaining directors whose present terms of office will continue after the meeting are as follows:

     GEORGE R. NETHERCUTT, JR. Principal, Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007; Of Counsel, Paine Hamblen LLP (a law firm), since August 2005; Board Member, Washington Policy Center (a public policy organization providing analysis on issues relating to the free market and government regulation), since January 2005; Board Member, ARCADIS Corporation (an international provider of knowledge-based consulting services in the areas of infrastructure, environment and buildings), since May 2005; Board Member, Juvenile Diabetes Research Foundation International (a charity and advocate of juvenile diabetes research worldwide), since June 2005; U.S. Chairman, Permanent Joint Board on Defense - U.S./Canada since April 2005; Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm) from February 2005 to January 2007; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004; Member, Washington State Bar Association since 1972.

     JOHN H. BOWLES. Retired; partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 to June 2006; Director, HudBay Minerals Inc. (a zinc, copper, gold and silver mining company), since May 2006; Director, Boss Power Corp. (a mineral exploration company), since September 2007; Treasurer, Mining Suppliers, Contractors and Consultants Association of British Columbia (a provider of equipment, products and related services to the British Columbia mining industry), since May 1999; Director Emeritus, Ducks Unlimited Canada (a national, private, non-profit wetland conservation organization), since March 1996; former Director of Ducks Unlimited Canada from March 1988 to March 1996; former Trustee of The Leon and Thea Koerner Foundation (provides grants to nonprofit organizations) from November 2002 to November 2006; former President of the Canadian Diabetes Association (a charitable organization) from 1982 to 1984; appointed a fellow of the Institute of Chartered Accountants in December 1997; and appointed a fellow of the Canadian Institute of Mining and Petroleum in May 2003.

     TED CRUMLEY. Retired; Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 to December 2005; Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004; Vice President and Controller of Boise Cascade Corporation from 1990 to 1994; other positions held at Boise Cascade Corporation from 1972 to 1990.

     CHARLES B. STANLEY. Chief Operating Officer of Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company), since March 2008; Executive Vice President and Director of Questar Corporation, since 2002; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage), since 2002; former President and Chief Executive Officer of El Paso Oil and Gas Canada, Inc. (a natural gas services company) from 2000 to 2002; former President, Chief Executive Officer and Director, Coastal Gas International Co. (a natural gas services company) from 1995 to 2000.

     TERRY V. ROGERS. Retired; Senior Vice President and Chief Operating Officer, Cameco Corporation (world’s largest uranium producer) from February 2003 to June 2007; former President, Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003; former Managing Director - Technical, MIBRAG mbH (a brown coal producing company) from 1997 to 1999; former President, Jerooy Gold Company (a mining company and a division of MK Gold Company) from 1994 to 1997; and General Manager, American Girl Mining (a mining joint venture 50% owned by MK Gold Company) from 1989 to 1994.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Current Members of the Board of Directors

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Corporate
Governance and
Directors’
	Executive	Audit	Compensation	Nominating	Technical
Director	Committee	Committee	Committee	Committee	Committee
Phillips S. Baker, Jr.	**
John H. Bowles		**			*
David J. Christensen	*	*		**
Ted Crumley ***	*		**
George R. Nethercutt, Jr.			*	*
Terry V. Rogers		*			*
Charles B. Stanley		*			*
Dr. Anthony P. Taylor			*	*	**
________________

*	Member

**	Committee Chairman

***	Chairman of the Board

Committees of the Board of Directors

     The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Technical.

     The Board adopted charters for the Audit, Compensation, and Corporate Governance and Directors’ Nominating Committees. You may obtain copies of these charters in the “Corporate” section of http://www.hecla-mining.com under “Governance Documents” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations.

     Executive Committee. The members of the Executive Committee are: Phillips S. Baker, Jr. (Chairman), David J. Christensen and Ted Crumley. The Executive Committee is empowered with the same authority as the Board in the management of our business, except for certain matters enumerated in our Bylaws or Delaware law, which are specifically reserved to the full Board. The Executive Committee met twice in 2007.

     Audit Committee. The members of the Audit Committee are: John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers and Charles B. Stanley. The functions of the Audit Committee are described under the heading “Audit Committee Report.” Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and the Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Messrs. Bowles, Christensen and Stanley each qualify as an audit committee “financial expert” as defined by the Securities and Exchange Commission rules. The Audit Committee met eight times in 2007. The Audit Committee’s Report begins on page 19.

     Compensation Committee. The members of the Compensation Committee are: Ted Crumley (Chairman), George R. Nethercutt, Jr. and Dr. Anthony P. Taylor. Each member of the Compensation Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met four times in 2007. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based plans.

     The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on our performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value, or only have value if the executive officer remains with the Company for specified periods of time.

     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” on page 24.

     Corporate Governance and Directors’ Nominating Committee. The members of the Corporate Governance and Directors’ Nominating Committee are: David J. Christensen (Chairman), George R. Nethercutt, Jr. and Dr. Anthony P. Taylor. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review our Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and New York Stock Exchange regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. The Corporate Governance and Directors’ Nominating Committee met four times in 2007.

     Additional information on the Corporate Governance and Directors’ Nominating Committee’s purposes are discussed below in the section entitled “Corporate Governance.”

     Technical Committee. The members of the Technical Committee are: Dr. Anthony P. Taylor (Chairman), John H. Bowles, Terry V. Rogers and Charles B. Stanley. The principal function of the Technical Committee is to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Technical Committee met once in 2007.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest quality of corporate governance.

Electronic Access to Corporate Governance Documents

     Our corporate governance documents are available on our website at http://www.hecla-mining.com under “Corporate” and then selecting “Governance Documents.” These include: the Corporate Governance Guidelines; the charters of the Audit Committee, Compensation Committee, and the Corporate Governance and Directors’ Nominating Committee of the Board of Directors; the Senior Financial Officers’ Code of Ethics; and the Code of Business Conduct and Ethics for Directors, Officers and Employees. Printed copies of these documents will be furnished to any shareholder who requests them by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations. The information on the Company’s Internet site is not incorporated by reference into this Proxy Statement.

Corporate Governance Guidelines

     We first adopted Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

Code of Business Conduct and Ethics

     We believe that operating with honesty and integrity has earned trust from our shareholders, credibility within our community, and dedication from our employees. Our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company’s assets and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, our Chief Executive Officer, Chief Financial Officer, Controller and Assistant Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and treat complaints received regarding violations to the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable violations of the Code of Business Conduct and Ethics. Our employees may submit any concerns regarding apparent violations of the Code of Business Conduct and Ethics to their supervisor, our General Counsel, the Chairman of the Corporate Governance and Directors’ Nominating Committee, or through an anonymous telephone hotline.

Whistleblower Policy

     The Audit Committee adopted a Whistleblower Policy, which encourages our employees to report to appropriate representatives of the Company, without fear of retaliation, certain accounting information relating to fraud. Our employees may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, our General Counsel, or through an anonymous telephone hotline. The goal of this policy is to discourage illegal activity and business conduct that damages Hecla’s good name, business interests, and our relationship with shareholders.

Director Independence

     Our Corporate Governance Guidelines, among other things, state that the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. In determining independence each year, the Corporate Governance and Directors’ Nominating Committee affirmatively determines whether directors have no “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Corporate Governance and Directors’ Nominating Committee considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Corporate Governance and Directors’ Nominating Committee also reviews the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. In making these independence determinations, the Corporate Governance and Directors’ Nominating Committee applies the following standards:

  A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member1 is, or has been within the last three years, an executive officer2 of the Company may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following the interim employment.

  A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

____________________

[1] “Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation, divorce, death or incapacitation.
[2] “Executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934.

  (i) A director who is affiliated with or employed by, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (ii) a director who is a current employee of such a firm; (iii) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) a director who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time, may not be deemed independent.

  A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company, where any of the Company’s present executive officers at the time serve or served on that company’s compensation committee, may not be deemed independent.

  A director who is a current executive officer or an employee, or whose immediate family member is a current executive officer, of an entity that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

  The Company made contributions to any charitable organization in which a director served as an executive officer and contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross revenues.

     Pursuant to our Corporate Governance Guidelines, the Corporate Governance and Directors’ Nominating Committee undertook its annual review of director independence in February 2008. During this review, the Corporate Governance and Directors’ Nominating Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including relationships, if any, reported under “Certain Relationships and Related Transactions.” The Corporate Governance and Directors’ Nominating Committee also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review by the Corporate Governance and Directors’ Nominating Committee, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the New York Stock Exchange:

John H. Bowles	Terry V. Rogers
David J. Christensen	Charles B. Stanley
Ted Crumley	Dr. Anthony P. Taylor
George R. Nethercutt, Jr.

     Messrs. Charles B. Stanley and Phillips S. Baker, Jr. both serve as members of the board of directors of Questar Corporation. The Corporate Governance and Directors’ Nominating Committee reviewed this relationship with the Board, and the Board made the affirmative decision that this relationship did not disqualify Mr. Charles B. Stanley from being independent.

     Mr. Phillips S. Baker, Jr., is considered a non-independent inside director because of his employment as our President and Chief Executive Officer.

Selection of Nominees for the Board of Directors

     Pursuant to our Corporate Governance Guidelines, the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in board members, as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as being independent under applicable standards. This evaluation includes the consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and candidates for membership) to devote sufficient time to perform their duties in an effective manner. Directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. Directors are expected to immediately inform the Board of any material changes in their circumstances or relationships that may impact their independence.

     The Corporate Governance and Directors’ Nominating Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Directors’ Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Corporate Governance and Directors’ Nominating Committee identifies potential new director candidates by recommendations from its members, other board members, corporate management and shareholders, and utilizing the services of a professional search firm.

     The Corporate Governance and Directors’ Nominating Committee will consider persons recommended by shareholders as nominees for election as directors. Our Bylaws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section entitled, “Provisions of the Company’s Bylaws with Respect to Shareholder Proposals and Nominations for Election as Directors.” Shareholders who wish to submit a proposed nominee to the Corporate Governance and Directors’ Nominating Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth below in the section entitled, “Provisions of the Company’s Bylaws with Respect to Shareholder Proposals and Nominations for Election as Directors.” The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Corporate Governance and Directors’ Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Corporate Governance and Directors’ Nominating Committee.

     Regardless of how a candidate is brought to the Corporate Governance and Directors’ Nominating Committee, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Non-Management Director Sessions

     The non-management directors meet separately in regularly scheduled meetings, without the presence of management directors or executive officers of the Company, unless the non-management directors request their attendance. Each non-management director session is presided over by our Chairman, Ted Crumley. Mr. Crumley’s duties include chairing non-management director sessions of the Board, conferring with other non-management members of the Board and Chief Executive Officer on other matters, facilitating the flow of information to the Board and any other duties assigned by the Board.

Board Meetings During 2007

     It is our policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all board and applicable committee meetings, and each annual meeting of the shareholders. Our Board held four regularly scheduled meetings and one telephonic meeting during fiscal year 2007. Each of our directors attended all of the regularly scheduled and telephonic meetings of our Board, and all of the meetings of the committees of the Board upon which each served during 2007. All members of the Board attended last year’s Annual Shareholders Meeting, which was held in May 2007.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the non-management directors as a group, may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to our website at http://www.hecla-mining.com under “Corporate” and then “Governance Documents” for any changes in this process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table shows the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and executive officer of the Company, and by all current directors and executive officers as a group, as of March 14, 2008. On that date, all of such persons together beneficially owned an aggregate of approximately 1.2% of the outstanding shares of our Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
Phillips S. Baker, Jr.[5]		278,807	Direct[1]
President and CEO		31,100	RSU[2]
		522,000	Vested Options[3]
		100,000	KEDCP Options[4]
	Common	931,907		*
Michael H. Callahan[6]		21,252	Direct[1]
Vice President		7,200	RSU[2]
		103,000	Vested Options[3]
	Common	131,452		*

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
Ronald W. Clayton[7]		18,974	Direct[1]
Senior Vice President - Operations		11,100	RSU[2]
	Common	30,074		*
Dean W.A. McDonald
Vice President - Exploration		7,200	RSU[2]
		36,000	Vested Options[3]
	Common	43,200		*
Don Poirier
Vice President - Corporate Development
		10,000	Vested Options[3]
	Common	10,000		*
Vicki Veltkamp (Larson)[8]		11,873	Direct[1]
Vice President - Investor		6,700	RSU[2]
and Public Relations		43,000	Vested Options[3]
	Common	61,573		*
Lewis E. Walde[9]		19,000	Direct[1]
Vice President and CFO		10,000	Indirect[10]
		7,200	RSU[2]
		51,000	Vested Options[3]
	Common	87,200		*
Philip C. Wolf [11]		10,000	Direct[1]
Senior Vice President -		11,100	RSU[2]
General Counsel and Secretary	Common	21,100		*
John H. Bowles		9,060	Indirect[12]
Director	Common	9,060		*
David J. Christensen		11,118	Direct[1]
Director		15,124	Indirect[12]
	Common	26,242		*
Ted Crumley		4,000	Direct[1]
Director		35,176	Indirect[12]
	Common	39,176		*
Terry V. Rogers		4,223	Indirect[12]
Director	Common	4,223		*
George R. Nethercutt, Jr.		10,475	Indirect[12]
Director	Common	10,475		*
Charles B. Stanley		4,223	Indirect[12]
Director	Common	4,223		*
Dr. Anthony P. Taylor		28,637	Indirect[12]
Director		100	Direct[13]
	Common	28,637		*
	Preferred	100		**
All current directors, nominee
directors and officers as a	Common	1,438,542		1.2%
group (15) individuals	Preferred	100		**

____________________

*	Represents beneficial ownership of less than one percent, based upon 122,988,176 shares of our Common Stock issued and outstanding as of March 14, 2008.

**	Represents beneficial ownership of less than one percent, based upon 157,816 shares of our Series B Cumulative Convertible Preferred Stock issued and outstanding as of March 14, 2008.

1.

“Direct” means shares held of record and any shares beneficially owned through a trust, broker, financial institution, or other nominee, and which the officer or director has sole or shared voting power.

2.

“RSU” means restricted stock units held in the Key Employee Deferred Compensation Plan. On May 5, 2008, the restrictions lapse on these stock units and each executive officer listed above will have those shares distributed in the form of shares of our Common Stock. The executive officers do not have any voting power with these restricted stock units until the restrictions lapse.

3.	“Vested Options” means options granted under the 1995 Stock Incentive Plan, which are vested and exercisable within 60 days of March 14, 2008.

4.

“KEDCP Options” means stock options purchased under the Key Employee Deferred Compensation Plan, which are vested and exercisable as of March 14, 2008, and which vested prior to January 1, 2005. The executive officers do not have any voting power with these stock options until they are exercised.

5.

164,927 shares are held directly by Mr. Baker, as to which he has sole voting and investment power, and 113,880 shares are held jointly with Mr. Baker’s spouse, as to which Mr. Baker shares voting and investment power.

6.	All 21,252 shares are held jointly with Mr. Callahan’s spouse, as to which Mr. Callahan shares voting and investment power.

7.

12,974 shares are held directly by Mr. Clayton, as to which he has sole voting and investment power, and 6,000 shares are held jointly with Mr. Clayton’s spouse, as to which Mr. Clayton shares voting and investment power.

8.	All 11,873 shares are held jointly with Ms. Veltkamp’s (Larson) spouse, as to which Ms. Veltkamp (Larson) shares voting and investment power.

9.	All 19,000 shares are held jointly with Mr. Walde’s spouse, as to which Mr. Walde shares voting and investment power.

10.

For Mr. Walde only, the 10,000 shares held as “Indirect,” are restricted stock units that were awarded on May 5, 2006. The restrictions on these 10,000 shares lapsed on May 7, 2007. Under the terms of the Key Employee Deferred Compensation Plan, Mr. Walde picked a distribution date for these shares of May 13, 2008. On May 13, 2008, these shares will be distributed to Mr. Walde under the terms of the Key Employee Deferred Compensation Plan. Mr. Walde has no voting power with regard to these shares until they are distributed to him on May 13, 2008.

11.	All 10,000 shares are held by Mr. Wolf, as to which he has sole voting power.

12.

“Indirect” means shares credited to each non-management director, all of which are held indirectly in trust pursuant to our Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” on page 22.

13.

Dr. Taylor holds 100 shares of our Series B Preferred Cumulative Stock. Under the Certificate of Designations of Preferred Stock, each share of preferred stock is convertible at the option of the holder at any time into 3.2154 shares of Common Stock for each share of preferred stock. If Dr. Taylor converted these 100 preferred shares, he would receive 321 shares of Common Stock.

     To our knowledge, as of March 14, 2008, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of our Common Stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership[1]	Class
Common	Eastbourne Capital Management, L.L.C.	14,244,250	11.6%
	Richard Jon Barry
	1101 Fifth Avenue, Suite 370
	San Rafael, CA 94901
Common	Royce & Associates, LLC	6,922,800	5.6%
	1414 Avenue of the Americas
	New York, NY 10019
____________________

1.	Security ownership information for the beneficial owner is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) of the Exchange Act, and information made known to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in their ownership of our stock. These persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2007, all filing requirements applicable to our officers, directors and greater than 10% owners of our Common Stock were satisfied.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of Messrs. John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers and Charles B. Stanley. Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that John H. Bowles, David J. Christensen and Charles B. Stanley each qualify as an audit committee “financial expert”3 as defined by Securities and Exchange Commission rules.

____________________

3

Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of GAAP and financial statements; (b) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

     The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s system of internal audit function and the independent auditor; and (iv) the Company’s compliance with laws and regulations, including disclosure controls and procedures. During 2007, the Audit Committee worked with management, the Company’s internal auditor and the Company’s independent auditor to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints the Company’s independent auditor. The Audit Committee met eight times in 2007.

     The Audit Committee acts under a written charter as amended and restated effective January 1, 2007. You may obtain a copy of the charter in the “Corporate” section of http://www.hecla-mining.com under “Governance Documents” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2007

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States, and the effectiveness of the Company’s internal control over financial reporting.

     The Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal control over financial reporting with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee meets with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO Seidman, LLP, as the Company’s independent auditor for fiscal year 2008. BDO Seidman, LLP, has served as the Company’s independent auditor since 2001. Representatives of BDO Seidman, LLP, are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Company. Therefore, the Company is not submitting the selection of BDO Seidman, LLP, to our shareholders for ratification.

THE AUDIT COMMITTEE

John H. Bowles, Chairman
David J. Christensen
Terry V. Rogers
Charles B. Stanley

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO Seidman, LLP, for the audit of our annual financial statements for the years ended December 31, 2007, and December 31, 2006, and fees for other services rendered by BDO Seidman, LLP, during those periods.

	2007	2006
Audit Fees	$632,670	$634,600
Audit Related Fees	87,335	90,741
Tax Fees	31,192	32,400
All Other Fees	0	0
Total	$751,197	$757,741

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and fees related to the registration of securities with the Securities and Exchange Commission.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as consultation on accounting standards or transactions.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, which included preparation of tax returns for our Venezuelan and Mexican subsidiaries, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO Seidman’s independence, and has determined such services for fiscal years 2007 and 2006 were compatible. All of the fees were pre-approved. None of the fees above were approved pursuant to the de minimis exception to the pre-approval requirements. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2007 and 2006.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on our Board. During the first and second quarters of 2007, each non-management member of the Board was paid the following: (i) $5,000 per calendar quarter; (ii) $3,000 for each directors’ meeting attended; and (iii) $1,000 for attending each meeting of any committee of the Board. The Chairman of each committee of the Board received an additional $1,000 per meeting. In addition, Mr. Crumley, as Chairman of the Board, received an additional $10,000 payment.

     In light of the additional duties and responsibilities associated with serving on the Board and each of the committees and to assist us in attracting and retaining directors, effective July 1, 2007, the non-management directors’ fees were amended as follows: (i) each non-management director receives an annual fee of $40,000; (ii) each member of the Audit and Compensation Committees receives an annual fee of $12,000; (iii) each member of the Executive, Technical and Corporate Governance and Directors’ Nominating Committees receives an annual fee of $8,000; (iv) the committee chairman for the Audit and Compensation Committees receives an additional annual fee of $8,000; and (v) the committee chairman for the Technical and Corporate Governance and Directors’ Nominating Committees receives an additional annual fee of $4,000. In addition to receiving an annual fee of $40,000 as described above, our Chairman receives an additional annual fee of $24,000, which is paid in quarterly installments of $6,000 each. All of the above annual fees are paid in quarterly installments. No other attendance fees are paid to the non-management directors. We also reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and committee meetings, meetings of shareholders, and for traveling to visit our operations.

     In March 1995, we adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Director’s Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Director’s Stock Plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 3, 2007. The Director’s Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Director’s Stock Plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for the Company’s Common Stock on the New York Stock Exchange for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a pro-rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of our creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a Change in Control of the Company (as defined); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of Common Stock, which may be credited pursuant to the Director’s Stock Plan, is 1,000,000. As of December 31, 2007, there were 754,942 shares remaining ungranted in the Director’s Stock Plan.

     As described more fully above, this chart summarizes the annual cash compensation for our non-management directors during 2007. In addition, each non-management director received 4,223 shares of our Common Stock under the terms of the Director’s Stock Plan. Beyond these, no other cash compensation, such as consulting fees, was paid to any such non-management director.

Non-Management Director Compensation for 2007

	Fees Earned or
	Paid in Cash	Stock Awards[1]	Total
Director	($)	($)	($)
Ted Crumley, Chairman	77,000	33,784	110,784
John H. Bowles	52,000	33,784	85,784
David J. Christensen	59,000	33,784	92,784
Charles L. McAlpine[2]	22,000	- -	22,000
George R. Nethercutt, Jr.	50,000	33,784	83,784
Jorge E. Ordoñez C.[2]	20,000	- -	20,000
Terry V. Rogers	30,000	33,784	63,784
Charles B. Stanley	30,000	33,784	63,784
Dr. Anthony P. Taylor	54,000	33,784	87,784
____________________

1.

Based on our closing stock price on the New York Stock Exchange on May 31, 2007 ($8.00), the grant date fair value of the 4,223 shares credited to Messrs. Crumley, Bowles, Christensen, Nethercutt, Rogers, Stanley and Taylor on May 31, 2007, was $33,784.

2.

Messrs. McAlpine and Ordoñez did not stand for re-election at the Annual Meeting held in May 2007. This reflects the total amount of fees received by them for the first and second quarters of 2007. They did not receive any stock in 2007.

     As of December 31, 2007, the total amount of shares held in trust pursuant to the terms of the Director’s Stock Plan, by each of the above-named directors was: Mr. Crumley, 35,176 shares; Mr. Bowles, 9,060 shares; Mr. Christensen, 15,124 shares; Mr. Nethercutt, 10,475 shares; Mr. Rogers, 4,223 shares; Mr. Stanley, 4,223 shares; and Dr. Taylor, 28,637 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 11.

COMPENSATION COMMITTEE REPORT

     We, as members of the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis that follows this report. Based on our review and discussions with management, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Ted Crumley, Chairman
George R. Nethercutt, Jr.
Dr. Anthony P. Taylor

COMPENSATION DISCUSSION AND ANALYSIS

     Hecla is a precious metals company engaged in the exploration and development of mineral properties and the mining, processing and sale of silver, gold, lead and zinc. We have exploration properties and operating mines in four world-class mining districts in the United States, Venezuela and Mexico. We also believe we are among the lowest-cost primary silver producers in North America. Our current business strategy is to expand our proven and probable reserves through a combination of development and exploration, as well as through acquisitions, in order to position the Company to expand its silver and gold production. In 2007, we had sales of $222.6 million, with approximately 69% from sales of silver (and byproducts of silver mining), and 31% from sales of gold (and byproducts of gold mining). Further information about us is available on the Internet at http://www.hecla-mining.com. The Company’s Internet website and the information contained therein or incorporated by reference therein are neither part of this Proxy Statement nor incorporated by reference in this Proxy Statement.

     Over the past several years, the worldwide mining boom has significantly increased the demand for executives with mining-related skills and experience. In addition, the talent supply in the mining industry is very tight, particularly in the United States, as several mining schools have closed and fewer people have entered the mining industry over the past couple of decades. As a result, we operate in a highly competitive market for executives. Therefore, the attraction and retention of talented and experienced executives is one of the key objectives of our executive compensation program.

     The mining industry continues to be challenging. Recent merger activity in the industry has led to stronger competitors with substantial financial resources and growing production profiles. In addition, the industry continues to focus on cost containment. A compensation strategy that supports our business strategy is therefore critical to our success and, thus, a key compensation objective. Consequently, we have designed our executive compensation program to emphasize performance-based incentives that reward our executives for the achievement of specific annual and long-term business goals.

     Given our emphasis on performance-based compensation, it is critical that our incentive programs reward executives for performance-based measures that they are able to influence. This presents a challenge because we operate in a commodity business, with nearly all of our revenue, earnings and cash flow derived from the sale of silver, gold, lead and zinc. As a result, our financial performance is directly related to the prices of these metals. However, silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors that are difficult to predict and beyond our control. For this reason, we have designed our incentive programs to emphasize our long-term operational value drivers of performance (e.g., production, costs and resource growth) over more cyclical measures of financial performance that are more directly influenced by metals prices.

     In addition, precious metals companies create shareholder value by finding, developing and mining ore. Oftentimes, this demands that these companies make substantial and sustained investments in exploration and pre-development, at the expense of current earnings. For this reason, we have designed our incentive programs to emphasize long-term performance over short-term performance.

Oversight of the Executive Compensation Program

     Role of the Compensation Committee. The Compensation Committee of the Board (the “Committee”) directs the design and provides oversight of our executive compensation program. The Committee’s principal functions are to: (i) recommend compensation levels and programs for our Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based compensation plans. A detailed discussion of the Committee’s structure, roles and responsibilities can be found under “Compensation Committee” on page 6.

     Role of Executive Officers. Our Chief Executive Officer and executive officers have a role in executive compensation decisions, as follows:

  The Chief Executive Officer makes recommendations to the Committee regarding executive officer base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts;

  Our Chief Executive Officer and executive officers make recommendations to the Committee regarding our annual and long-term quantitative goals and the annual qualitative goals for the executive officers and for himself; and

  Our Chief Executive Officer and executive officers make recommendations to the Committee regarding the participation in our stock-based compensation plans and amendments to the plans, as necessary.

     The Committee reviews the basis for these recommendations and can exercise its discretion in modifying any of the recommendations prior to making its recommendations to the Board.

     Compensation Consultant. The Committee has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive and director compensation, as described below. The Mercer consultant who performs these services reports directly to the Committee chairman. During this time and presently, with the consent of the Committee chairman, Mercer has also served as a consultant to management and provided compensation advice and other related services. While acting in this capacity, Mercer provided its final work product to the Committee as well as to management. We also retain Mercer and its related entities to perform other services.

     The Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Committee remains objective and is not influenced by Hecla’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with Hecla, including a summary of the work performed for Hecla during the preceding 12 months; and written assurances from Mercer that within the Mercer organization, the Mercer consultant who performs services for Hecla has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for Hecla.

     At the Committee’s direction, Mercer worked with our management and the Committee to provide the following services for the Committee during fiscal year 2007:

  Evaluated the Chief Executive Officer’s compensation relative to competitive market;

  Advised the Committee on Chief Executive Officer and other named executive officer target award levels within the annual and long-term incentive programs and, as needed, on actual compensation actions;

  Assessed the alignment of Company compensation levels relative to Hecla’s compensation philosophy; and

  Assisted with the preparation of the Compensation Discussion and Analysis for the 2007 Proxy Statement.

     In the course of conducting its activities during fiscal year 2007, Mercer attended two meetings of the Committee and presented its findings and recommendations for discussion.

     All of the recommendations with respect to determining the amount or form of executive and director compensation under our executive and director compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by Mercer.

Executive Compensation Principles

     The following executive compensation principles guide the Committee in fulfilling its roles and responsibilities in the design and ongoing administration of our executive compensation program:

  Compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced, high caliber executives in our highly competitive talent market, while being fair and reasonable to shareholders;

  Compensation should reinforce our business strategy by communicating key metrics and operational performance objectives – both annual and long-term – in its incentive plans and by emphasizing incentives in the total compensation mix;

  Incentive compensation should be responsive to our commodity-based cyclical business environment by emphasizing operational performance over performance measures that are more directly influenced by metals prices;

  Compensation programs should align executives’ long-term financial interests with those of our shareholders by providing equity-based incentives; and

  Compensation should be transparent so that both executives and shareholders understand the executive compensation program (e.g., how the program works, the goals it seeks to promote and the compensation levels and opportunities provided).

     For the year ended December 31, 2007, our executive compensation program consisted of the following components:

  Base salary;

  Annual performance-based cash incentives;

  Long-term performance-based cash incentives;

  Equity compensation consisting of stock options and restricted stock;

  Deferred compensation;

  Retirement benefits; and

  Medical and other benefits.

     The specific rationale and design of each of these elements are outlined in detail below under “Executive Compensation Components.”

      For the remainder of the Compensation Discussion and Analysis, the individuals included in the “Summary Compensation Table” on page 38 are referred to as the “named executive officers” or “NEOs”.

Determination of Compensation

     The Committee’s executive compensation principles are supported through a number of policies and processes.

     Market Positioning. For the NEOs as a group, the Committee’s policy is to manage base salaries to the 25th percentile of the competitive market (see “Competitive Market Assessments” below for the definition of the competitive market). Annual cash compensation (i.e., base salaries plus annual performance-based cash incentives) is targeted at the 50th percentile (median) of the competitive market. The total compensation opportunity (including equity and long-term performance-based cash incentive grants) is targeted to be greater than the 75th percentile of the competitive market. This means that we provide below-market base salaries but above-market cash incentives and equity grants. The Committee has established this market positioning policy for total compensation because it wants to attract the type of executive who is motivated by a compensation program that emphasizes performance-based pay to a greater extent than the market. In addition, the Committee believes that a highly leveraged compensation structure motivates our executives to produce superior operating results. The Committee also believes that the compensation structure’s emphasis on pay-for performance is most equitable to shareholders.

     An individual NEO’s target total compensation may, in any given year, be set above or below the overall target market positioning for the NEO group, depending on the individual NEO’s experience, recent performance and expected future contribution, retention concerns, and internal equity among the NEOs and other senior executives. Individual NEO historical compensation or amounts realized or potentially realizable from prior years’ compensation awards are generally not considered by the Committee in recommending individual NEO’s target total compensation. The Committee monitors our NEO talent market and will consider adjustments to this policy, as market conditions require.

     Competitive Market Assessments. The Committee reviews market compensation levels and practices annually (or more frequently, as needed) in order to determine whether any adjustments to compensation are warranted in accordance with the Committee’s market positioning policy. This information is provided to the Committee annually by Mercer (or more frequently by management, as needed) based on an analysis of data obtained from the following two sources:

  Publicly disclosed compensation data from a specific comparator group of metal and mineral mining companies described below (“comparator group data”); and

  Compensation survey data from a broader set of metal and mineral mining companies, as well as from a broader set of general industry companies of similar size (“survey data”). For market assessments completed during 2007, mining industry data was collected from surveys published by The Hay Group, McDermott International and PricewaterhouseCoopers, and general industry data was collected from surveys published by Mercer and Watson Wyatt.

     The market assessments compare our NEO positions to positions of comparable complexity and scope of responsibility in the market. The Committee generally considers a market composite for each position based on an equal blend of the comparator group data and the survey data, though the Committee may review the data separately.

     Comparator Group. The Committee uses a comparator group of publicly traded metal and mineral mining companies of comparable size as determined by annual revenue and market capitalization, complexity and scope of operations to Hecla, and that are based in either the United States or Canada. The comparator group used for 2007 was comprised of the following companies:

	Annual	Market
	Revenue[1]	Cap[1]	Corporate
Company	($)	($)	Location
Kinross Gold Corporation	906	4,308	Canada
Stillwater Mining Company	613	1,142	United States
Agnico-Eagle Mines Limited	465	5,148	Canada
Northgate Minerals Corporation	411	751	Canada
Centerra Gold Inc.	382	2,569	Canada
IAMGOLD Corporation	303	2,575	Canada
Pan American Silver Corporation	255	1,915	Canada
Meridian Gold Inc.[2]	240	2,809	United States
Coeur d’Alene Mines Corporation	217	1,376	United States
Golden Star Resources Ltd.	127	613	United States
Median	343	2,242
Hecla Mining Company	219	915	United States

____________________

1.	In $US millions as of year-end fiscal 2006.

2.	Meridian Gold Inc. merged with Yamana Gold Inc. in the latter part of 2007.

     The Committee determined that these companies form an appropriate comparator group for Hecla, even though we are smaller in size than most of the comparator companies. The Committee based its determination on the following factors:

  Hecla’s key labor market competitors for NEO talent consists primarily of the comparator companies;

  Hecla’s complexity and scope of operations is similar to that of the comparator companies (i.e., exploration and development of mineral properties and mining, processing and sale of silver and gold); and

  Companies in the industry with less revenue typically have significantly less complexity and a smaller scope of operations compared to Hecla.

     In consultation with Mercer, the Committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed. The comparators were used in 2007 for determining the level of cash compensation for certain executive officers.

     At-Risk Compensation. The NEOs are in a position to directly and significantly influence the strategic direction and overall performance of Hecla. Therefore, a significant percentage of their pay is variable or “at-risk” through annual and long-term incentive programs.

     The Committee does not have a pre-established policy for allocating total compensation between fixed and variable compensation or between annual and long-term compensation. Typically, however, approximately 80% of the CEO’s target total compensation opportunity and approximately two-thirds of the other NEOs’ target total compensation opportunity is in the form of incentives. The mix of compensation elements for the NEOs in 2007, as a percentage of total compensation, is set forth in the table below:

	Fixed Compensation	Variable Compensation
	(% of Total Compensation)	(% of Total Compensation)
	Base	Target Annual	Target Long-Term
Named Executive Officer	Salary	Incentives	Incentives
CEO	20%	15%	65%
Other NEOs (average)	32%	15%	53%

     Based on the 2007 competitive market assessment, our mix of pay for the CEO and other NEOs is more heavily weighted toward incentive pay than the mix of pay provided by almost all of the comparator companies for the comparable positions.

     Forms of Long-Term Incentive Compensation. We currently use two forms of equity vehicles for long-term incentive compensation: stock options and restricted stock. We also use a cash long-term incentive (“performance unit”) plan that focuses executives on meeting three-year goals related to resource growth and cash contribution from operations. The Committee makes annual grants of long-term incentives to the NEOs. As with the overall total compensation mix, the Committee does not have a formal policy for allocating long-term incentive grant values between equity and cash or between the two forms of equity. However, in accordance with the Committee’s executive compensation principles, the Committee targets a balance between shareholder alignment (via equity) and responsiveness to our cyclical business environment (via performance units). The Committee also targets a balance in the equity component between a performance focus (via stock options) and retention objectives (via restricted stock). In 2007, the NEOs were granted a mix of long-term incentives, based on the following approximate weights:

Equity		Cash
Stock Options	Restricted Stock	Performance Units
30%	25%	45%

     Stock options provide alignment with shareholders by focusing the NEOs on share price appreciation. Restricted stock grants include a one-year service-vesting requirement for retention purposes in response to the tight labor market, while also providing alignment with shareholders via share ownership. Performance units are structured in recognition that we operate in a cyclical, commodity-based business. This is reflected in that the ultimate value of the units is contingent on our operational performance rather than on performance measures that are more directly influenced by metals prices. See “Long-Term Incentive Plan” on page 31 for more details on our equity and performance unit plans.

Executive Compensation Components

     Guided by its executive compensation principles and policies, the Committee uses several components in its executive compensation program. The specific rationale, design, determination of amounts and related information regarding each of these components are outlined below.

     Base Salary. Base salaries are provided to NEOs as part of a competitive compensation package designed to recruit and retain experienced and high caliber executives in Hecla’s highly competitive talent market. Based on the market positioning policy described above, the Committee manages base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the Committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns and the recommendation of our CEO. The CEO does not make a recommendation with respect to his own salary. The Committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs.

     The Committee reviews NEO salaries at least annually as part of its overall competitive market assessment, as described above. Typically, the Committee makes annual salary adjustments in May of each year for the 12-month period from June 1 to May 31. Base salaries for the NEOs were increased commencing June 1, 2007, based upon the considerations described above. Commencing June 1, 2007, the base salary for the Chief Executive Officer was increased by 15% to $400,000. Commencing June 1, 2007, the other NEOs received base salary increases of approximately 4.5%. These salary levels are consistent with the Committee’s market positioning policy.

     Annual Incentive Plan (“AIP”). Hecla adopted the 1994 Short-Term Performance Payment Plan as the annual incentive component of our executive compensation program.

     Performance Measures and Weights. Under the AIP, the NEOs are eligible for annual cash payments based on the achievement of the following pre-defined performance goals:

  Annual company performance compared to key quantitative, operational objectives established by the Committee; and

  Individual NEO performance compared to specific qualitative goals for the year approved by the Committee for each NEO.

     For 2007, our Company performance was measured based on several measures from three general categories, as follows:

Measurement	Performance	Measurement
Category	Measure	Basis
Production	Gold production Silver production	Ounces
Resource Growth	Gold resource growth Silver resource growth	Ounces
Cost Containment	Gold production costs Silver production costs General and Admin. Costs Environmental costs Capital expenditures	Dollars per ounce

     The use of these operational measures aligns NEO compensation with our business objectives and strategic priorities, and is responsive to our commodity-based cyclical business environment.

     In addition to company measures, specific individual objectives are developed for each NEO. The Chief Executive Officer and our management establish individual objectives for the NEOs. These objectives are intended to support the corporate objectives and can be grouped into broad categories such as major business initiatives or project execution; department goals; legal issues resolution; transition and succession planning issues; and personal development initiatives. The specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the goals are subjective by nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

     Because the Chief Executive Officer has a broad role with ultimate accountability for Hecla’s performance, 100% of his target AIP award is based on company performance. Because the other NEOs also have a significant - but comparatively more limited - influence on the overall performance of Hecla, 60% of their target AIP award is based on company performance with the remaining 40% based on individual NEO performance. The Committee may vary the percentages allocated to Hecla and individual components from year to year.

     Target Opportunities. Under the AIP, each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact Hecla’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the Committee’s assessment of our actual performance and the individual NEOs versus goals. Having an award maximum cap reduces the likelihood of windfalls to executives and encourages financial discipline. It is also competitive with typical comparator company practice.

     For 2007, target AIP award opportunities for the NEOs were as follows:

Target Annual Incentive
Named Executive Officer	(% of base salary)
CEO	70%
Senior Vice Presidents	50%
Vice Presidents	45%

     Performance Target Setting. Hecla’s management develops proposed targets for each company performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, and market expectations. The Committee reviews the targets and adjusts them, as it deems appropriate prior to recommending approval to the Board. For 2007, the targets were set corresponding to budget performance for some measures. However, for certain production and cost measures, the targets were set more aggressively, at a level corresponding to above-budget performance. We believe that disclosing the specific targets for company performance measures, even after the end of the year, would expose us to competitive harm. Over the past four years since these company measures have been in place, the annual targets have been met or exceeded in two years, and in the other two years performance was below target. A comparison of current targets to past performance is not a valid comparison due to changes in our operations. The Committee believes that while these targets are attainable, doing so will require certain operating performance improvements.

     Earned Awards. Following the close of the year, the Committee reviews our actual performance and determines the extent of achievement based on actual results. However, the Committee does not assign specific weights to any of the measures, nor does the Committee make use of pre-established threshold-to-target and target-to-maximum performance ranges for each measure. Rather, instead of employing strict quantitative formulas, the Committee reviews the extent to which each target has been achieved and exercises its qualitative judgment in assessing overall company performance compared to target. For 2007, the Committee assessed overall company performance at 110% of target, based on the following factors:

  Favorable silver cost;

  General cost containment; and

  Exceptional resource growth.

     In addition, following the end of the year, the Chief Executive Officer and our management review the performance of the NEOs on their individual objectives and determine the level of achievement compared to target for each NEO. Most of the individual goals are subjective by nature, which require the exercise of discretion and judgment to assess performance attainment. The Committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs. The Committee also considers safety performance, environmental performance or other factors when considering awards to be approved. For 2007, individual NEO performance ranged from 85% to 120% of target, with an average of 1.06% of target. Although the Committee has the authority to modify proposed individual NEO performance assessments, for 2007 it chose not to exercise this authority and approved the recommendations as presented.

     For 2007, based on company and individual NEO performance attainment as a percentage of target and the performance weights described above, the Committee recommended and the Board approved annual incentive payments to the NEOs other than the Chief Executive Officer ranging from 100% to 118% of target. The Committee recommended and the independent members of the Board approved an annual incentive payment to the Chief Executive Officer representing 110% of target. Some NEOs elected to defer a portion of their annual incentive payment pursuant to the Key Employee Deferred Compensation Plan (described below).

     Long-Term Incentive Plan (“LTIP”). The primary objectives of our Long-Term Incentive Plan are to focus the NEOs on long-term corporate performance and to align the financial interests of the NEOs with those of the shareholders. The LTIP is also an attractive vehicle for attracting and retaining executives in Hecla’s highly competitive talent market. The Committee determines the terms and conditions of long-term incentive grants taking into account both mining and general industry market practices and the objectives of the long-term incentive program, such as resource additions and cash flow. Details of the actual long-term incentive grants to the NEOs in 2007 are disclosed in the “Summary Compensation Table” on page 38 and in the table entitled “Grants of Plan-Based Awards for 2007” on page 41, included in this Proxy Statement.

     Award Opportunities. The Committee recommends annual grants of long-term incentives to the NEOs. Similar to target award opportunities under the AIP but with some additional considerations, long-term incentive award levels are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact our long-term performance, the dilution impact of the awards, prior award levels of long-term incentives and internal equity among the NEOs. However, unlike with the AIP, the Committee has not established specific target levels of long-term incentive awards for each NEO. The Committee does not explicitly take into account amounts realized or realizable from prior long-term incentive awards when determining annual grants of long-term incentives.

     For 2007, the target long-term incentive grant values as a percentage of base salary for the NEOs were as follows:

Target Long-Term Incentive
Named Executive Officer	(% of base salary)
CEO	310%
Senior Vice Presidents	175-188%
Vice Presidents	143-152%

     See “Forms of Long-Term Incentive Compensation” above for a discussion on the mix of long-term incentives granted to the NEOs in 2007.

     Timing of Long-Term Incentive Awards. The Committee typically recommends annual long-term incentive grants to NEOs at its regular second quarter meeting (historically in May). The effective grant date for equity grants is the day following the Committee meeting date. For NEOs who are hired during the year, the Committee recommends compensation levels to the Board in connection with the Board’s appointment of the executive, and approves long-term incentive grants for the executive that are effective upon the officer’s start date. The Committee does not coordinate the timing of equity awards with the release of material, non-public information. Details regarding each of the LTIP components are outlined below.

     Stock Options. Stock options are granted pursuant to our 1995 Stock Incentive Plan. The Committee believes that stock options provide an incentive for the NEOs to enhance long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued with an exercise price equal to 100% of the average of the highest and lowest sale prices of our Common Stock on the New York Stock Exchange on the date of the grant. Granting options aligns the NEOs with shareholders by ensuring that the NEOs will only realize value from the options if and when Hecla’s stock price increases. Options granted in 2007 expire five years after the date of grant (or earlier in the case of termination of employment). The Committee chose this option term based on the following considerations:

  Competitive market practice: an option term of five to seven years is typical among the companies in the comparator group;

  Dilution: a five-year term mitigates the accounting expense of the grants as well as the potential dilution to shareholders as a result of option exercises; and

  Cost/benefit analysis: given the cyclical nature of the mining industry, the perception value to executives of a longer option term is not commensurate with incremental accounting expense.

     Stock options granted in 2007 vested immediately upon grant. Although competitive market practice is to grant options with a three-year vesting schedule, the Committee believes that given the five-year option term and the cyclical nature of the industry, adding a service-vesting requirement could potentially harm the incentive value of the plan were the restrictions to lapse during a “down” period of the business cycle with only two years remaining on the option term. However, the Committee has in the past and may again in the future grant stock options with a vesting schedule or with performance restrictions, as it deems appropriate (e.g., for new hires).

     Restricted Stock. Restricted stock is typically granted to the NEOs pursuant to the Key Employee Deferred Compensation Plan, but may also be granted in accordance with the 1995 Stock Incentive Plan. Restricted stock is used for retention purposes in response to the tight labor market, while providing alignment with shareholders via share ownership. Restricted stock also balances the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (e.g., a drop in the prices of gold and silver).

     For restricted stock granted in 2007, the Committee included a one-year service-vesting requirement in order to balance incentive and retention needs. Although competitive market practice is to grant restricted stock with three-year service vesting, the Committee believes that a longer vesting period could potentially harm the incentive value of the plan were the restrictions to lapse during a “down” period of the business cycle. Holders of restricted stock units issued under the Key Employee Deferred Compensation Plan do not receive dividends or exercise voting rights on their restricted stock until it vests and is released from restriction. There are no performance restrictions associated with the 2007 grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as it deems appropriate (e.g., for new hires).

     Performance Units. Beginning in 2003, the Committee has made annual grants of “performance units” to the NEOs under our Long-Term Performance Payment Plan. Performance units reinforce Hecla’s business strategy by communicating our key operational value drivers of performance (e.g., production, achieving budgeted costs and resource growth) and the associated long-term performance objectives that must be met for us to be successful and ultimately create value for shareholders. Performance units are also responsive to Hecla’s cyclical business environment in that the ultimate value of the units is contingent on our long-term operational performance rather than on more cyclical measures of financial performance that are more directly influenced by metals prices.

     Under the plan, a new performance period begins each calendar year and runs for three years. The purpose of having a three-year performance period is to focus the NEOs on multi-year performance as a balance to the single-year performance focus of the annual incentive plan. The three-year performance period also recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. The Committee believes that a longer performance period could potentially harm the incentive value of the plan due to the longer time period required before payouts can occur. In addition, it is difficult to set meaningful and accurate performance goals beyond three years.

     Starting a new plan period each year also provides the Committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle. However, once set for a plan period, performance targets will not be changed. For example, a significant acquisition could change the nature and level of subsequent-year targets. Such an event, however, would not change the targets for current plan cycles, because the Committee may have established the targets at a level of absolute performance that would be highly unlikely to be achieved unless in fact we made an acquisition during the plan period.

     Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $200 depending on our performance compared to the goals approved by the Committee. Performance units are paid out as soon as practical after the end of each performance period, and upon the approval of payouts by the Committee. At the discretion of the Committee, the payouts may be in the form of cash or our Common Stock.

     Hecla expects to add value for the shareholders by increasing production and the resource base while providing cash from the operations to fund this growth. For the 2007-2009 long-term performance plan cycle, the Committee approved the following measures and weights:

Performance Measure	Weight
Resource Growth	75%
Cash Contribution from Operations	25%

     Resource growth is emphasized because of the priority placed on resource growth in our business strategy. Resource growth and cash contribution performance are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $75 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $25 per performance unit, regardless of the resource growth performance versus target.

     NEOs will receive the maximum payout of two times target for each measure for performance at 115% of target. No payout will be received for performance below 60% of target on resource growth and for performance below 65% of target on cash contribution. The following tables summarize the performance unit valuation ranges for resource growth and cash flow contribution:

2007-2009 Performance Unit Valuation

Resource Growth		Cash Contribution
% of Target	Unit Value	% of Target	Unit Value
115%	$150.00	115%	$50.00
110%	$127.50	110%	$42.50
105%	$97.50	105%	$32.50
100%	$75.00	100%	$25.00
95%	$67.50	95%	$22.50
90%	$60.00	90%	$20.00
85%	$52.50	85%	$17.50
80%	$45.00	80%	$15.00
75%	$37.50	75%	$12.50
70%	$30.00	70%	$10.00
65%	$22.50	65%	$7.50
60%	$20.00	60%	$0.00
55%	$0.00

     The targets for each performance measure are aligned with our most recent five-year forecast and long-term growth objectives. We believe that disclosing the specific targets for the 2007-2009 plan cycle would expose us to competitive harm. Three of these plans have now matured. The measures of the first plan were not met and there was no payout. In the plan that matured in 2006, the percentages achieved for resource growth and cash contribution were 107% and 0%, respectively, and the plan paid out at a value of $103 per unit. In the plan that matured in 2007, resource growth was targeted to replace production at a rate of 165% gold equivalent. That goal was met at slightly less than 85% of target and the cash flow goal was not met, and the plan paid out at a value of $47.85 per unit. The Committee believes that the resource and growth goal is not easily attainable, but when attained, adds considerable value to Hecla. The Committee believes that our current asset base provides a solid exploration platform from which to work to meet the approved resource growth targets for gold and silver. In addition, there is a partial credit given for resource additions of base metals. Cash contribution from operations represents the total value of metals sold less production costs from direct operations. For purposes of this objective, gold and silver prices are held constant within each year in order to remove the effects of metal price fluctuations on actual performance results. However, gold and silver prices may be set at different levels for each year of the plan period. The plan does not advantage the NEOs in the current higher metals price market. The NEOs are thus incentivized to meet the cash contribution target by focusing on increasing production and reducing costs. The 2008-2010 long-term plan will be adjusted to reflect the Greens Creek acquisition, which is expected to be closed in the second quarter of 2008.

Benefits

     We provide our employees with a benefits package that is designed to attract and retain the talent needed to manage Hecla. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by Hecla), health and dental coverage, various company-paid insurance plans, paid time off and paid holidays. NEOs are eligible to receive certain additional benefits, as described below. The Committee intends the type and value of such benefits offered to be competitive with general market practices, in accordance with the purpose of offering such benefits.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive an annual benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the Pension Benefits table that is included in this Proxy Statement. Under Hecla’s unfunded Supplemental Retirement Benefit Plan (the “Supplemental Plan”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/ or the Employee Retirement Income Security Act, and the reduction of benefits, if any, due to a deferral of salary made under our Key Employee Deferred Compensation Plan, will be paid out of our general funds to any employee who may be adversely affected. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to include salary plus bonus, and any other cash incentives.

     Nonqualified Deferred Compensation Plan. Hecla maintains the Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their annual and long-term performance-based or bonus compensation. Participants may elect to have these amounts valued based upon our Common Stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by us when deferral amounts are valued based upon our Common Stock. This feature promotes alignment of the participants with our shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may only withdraw amounts from their deferred compensation balances upon separation from service with us or according to a fixed date or schedule selected by the participants. Several NEOs have elected to defer salary and bonus amounts and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation for 2007” on page 50. The amounts deferred are unfunded and unsecured obligations of Hecla, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Additional details about the KEDCP are described in the narrative accompanying the table entitled “Nonqualified Deferred Compensation for 2007” starting on page 50.

Personal Benefits

     The only personal benefit provided by Hecla is a relocation benefit, which is offered as needed to meet specific recruitment needs.

     Details of the benefits accrued to each NEO are disclosed in the “All Other Compensation” column of the “Summary Compensation Table,” included in this Proxy Statement.

Change in Control Agreements

     Hecla has entered into change in control agreements with each of its NEOs. The Committee believes that these agreements are important to provide reasonable compensation opportunities in the unique circumstances of a change in control that are not provided by Hecla’s other compensation programs. The Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave Hecla before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of our shareholders should a transaction in fact take place. They do this by providing executives with the necessary job stability and financial security during a change in control transaction and the subsequent period of uncertainty to help them stay focused on managing Hecla rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change in control agreements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in this highly competitive market.

     The change in control clauses and provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve our interests in retaining these key executives, are consistent with market and industry practice, and are reasonable. Details of the individual NEO’s change in control benefits and terms are disclosed in the section entitled “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Supplementary Compensation Policies

     The Committee has established additional policies to ensure that the overall structure of the executive compensation program is responsive to shareholder interests and competitive with the market. These specific policies are outlined below.

Expatriate Policies

     We have exploration properties and operating mines outside of the United States, specifically in Venezuela and Mexico. In order to induce our executives from the United States and other countries to accept assignments outside of their home country and compensate them for the disruption such a change causes to them and their families, we provide expatriate benefits as needed to meet individual circumstances. Currently among the NEOs, Michael H. Callahan, Vice President of the Company receives expatriate benefits while serving on his assignment in Venezuela as the President of our affiliate, Minera Hecla Venezolana, C.A. Mr. Callahan’s assignment agreement provides for payment or reimbursement for housing, automobile and travel expenses. While serving on this assignment, Mr. Callahan received a salary premium of $11,000 in 2007.

     Mr. Callahan’s additional compensation benefits are included in the “Summary Compensation Table” on page 38 under “All Other Compensation.”

Limitations on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and the next four most highly compensated executive officers to $1,000,000 in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

     The Committee believes that the stock options and performance units granted to the NEOs qualify under Section 162(m) as performance-based compensation. Annual incentive payments do not qualify under Section 162(m) as performance-based compensation. Base salary and grants of service-vesting restricted stock are not performance-based, and therefore do not qualify. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all NEO compensation must qualify as deductible under Section 162(m), and we may enter into compensation arrangements under which payments are not deductible under Section 162(m). However, based upon the Committee’s analysis, the Committee expects that all compensation payable to NEOs for 2007 pursuant to the compensation programs now in effect will be deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Committee Report.” There are no members of the Compensation Committee who were officers or employees of Hecla or any of our subsidiaries during the fiscal year; formerly were officers of Hecla or any of our subsidiaries; or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Related party transactions are transactions that involve our directors, executive officers, director nominees, 5% or more beneficial owners of our Common Stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by us are transactions that involve amounts that would exceed $120,000 (the current threshold required to be disclosed in the Proxy Statement under Security and Exchange Commission regulations and certain other similar transactions). Pursuant to our Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Corporate Governance and Directors’ Nominating Committee. We evaluate these reports along with responses to our annual director and officer questionnaires for any indication of possible related party transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. If a transaction is deemed by us to be a related party transaction, the information regarding the transaction is discussed with the Board. As required under the Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to the Company or a related party are disclosed in our Proxy Statement.

     The only related party transaction to be disclosed is discussed below under “Charitable Contributions by the Company.”

CHARITABLE CONTRIBUTIONS BY THE COMPANY

     In December 2007, upon Board approval, we created the Hecla Charitable Foundation (the “Foundation”). We intend from time to time to make charitable contributions to the Foundation, which in turn will provide grants to other charitable organizations for charitable and educational purposes. Mr. Phillips S. Baker, Jr., serves as the president and as a director of the Foundation. Mr. Philip C. Wolf also serves as vice president and secretary, as well as director, and Mr. Lewis E. Walde serves as a director of the Foundation. In December 2007, our Board also committed to make a contribution of 550,000 shares of our Common Stock to the Foundation. While these shares were transferred to the Foundation in January 2008, for federal tax purposes, the contribution will be deemed to have been made in 2007. The value of the 550,000 shares received was $5,142,500, which was determined by using the closing price of our Common Stock on the New York Stock Exchange on December 31, 2007 ($9.35).

     Other than the contribution to the Foundation which was authorized in 2007, but not made until 2008, we have not made any contributions to any charitable organization in which a director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION TABLES

Compensation for 2007

     The following table sets forth information regarding the aggregate compensation for the fiscal year ended December 31, 2007, paid or accrued for: (i) the President and Chief Executive Officer; (ii) the Chief Financial Officer; and (iii) our three other most highly paid executive officers. The table also includes compensation paid in the prior year, which was reported in last year’s Proxy Statement.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary[1]	Bonus[2]	Awards[3]	Awards[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
President and Chief	2007	377,792	308,000	166,952	342,397	189,965	43,600	12,143	1,440,849
Executive Officer	2006	341,338	240,000	173,025	376,435	381,100	36,837	10,969	1,559,704
Lewis E. Walde
Vice President and	2007	179,667	82,400	38,658	80,930	60,291	33,000	12,143	487,089
Chief Financial Officer	2006	163,425	73,000	64,144	60,433	123,600	4,603	14,040	503,245
Michael H. Callahan	2007	191,250	87,800	38,658	80,930	60,291	61,700	23,143	543,772
Vice President	2006	168,775	140,130	64,144	96,597	123,600	8,619	8,236	610,101
Ronald W. Clayton	2007	210,833	122,600	59,598	124,508	63,162	94,300	12,143	687,144
Senior Vice President - Operations	2006	180,675	100,000	65,784	101,222	123,600	35,658	11,204	618,143
Philip C. Wolf
Senior Vice President - General	2007	225,833	126,500	59,598	124,508	42,108	64,694	12,143	655,384
Counsel & Secretary	2006	174,029	109,000	105,095	121,216	45,320	- -	115,532	670,192
____________________

1.	Salary amounts include both base salary earned and paid in cash during the fiscal year listed and the amount of base salary deferred at the election of the NEO. See the table entitled “Nonqualified Deferred Compensation for 2007” on page 50 for compensation deferred in 2007.

2.	This column represents the total amount of annual incentive bonus received in March 2008, but earned in 2007, by each NEO under the AIP.

3.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of restricted stock units awarded in 2007 and prior years for each named executive officer. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values listed reflect the dollar amount calculated in accordance with FAS 123(R). For restricted stock units, the fair value is calculated using the average of the highest and the lowest reported sales prices of our Common Stock on the date of grant. See the table entitled “Grants of Plan-Based Awards for 2007” for the amount of restricted stock units awarded to each NEO in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. We caution that the amounts reported in the “Stock Awards” column for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2007” on page 42.

4.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007 and prior years, as well as stock options purchased under our deferred compensation plan. These amounts were determined in accordance with FAS 123(R). Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to Note 10 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. The amount of stock options granted to each NEO is listed in the table entitled “Grants of Plan-Based Awards for 2007.” These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. We caution that the amounts reported in the “Option Award(s)” column for these awards may not represent the amounts that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2007” on page 42.

5.	Long-Term Incentive Plan payout for the 2004-2006 and 2005-2007 plan periods. See “Performance Units” on page 33, for a more full description of these performance units. The Board assigns performance units at the beginning of each three-year period. Said units are initially assigned a nominal dollar value of $100 each. The ultimate dollar value of each unit upon payment to a NEO (the “terminal dollar value”) is dependent upon us attaining certain corporate performance targets approved by the Board. Performance unit terminal dollar value can range from $0 to $200 depending upon the percentage of targets actually achieved. The goals that the Compensation Committee established for the 2005-2007 performance cycle were: (i) continued focus on resource growth and cash contribution generation; (ii) more emphasis on resource growth (e.g., gold, silver and gold equivalent resources); and

(iii) cash contribution generated from Hecla’s resources. Based upon our 2007 performance, the percentage achieved for resource growth was slightly less than 85%, and no percentage was achieved for cash contribution. The units awarded to each NEO for the 2005-2007 plan period and the unit value determined for each NEO were as follows:

	2005-2007		Value Determined at End of
	Performance Units	Unit Value	Performance Period
Name	(#)	($)	($)
Phillips S. Baker, Jr.	3,970	47.85	189,965
Lewis E. Walde	1,260	47.85	60,291
Michael H. Callahan	1,260	47.85	60,291
Ronald W. Clayton	1,320	47.85	63,162
Philip C. Wolf	880 *	47.85	42,108
____________________

*	Mr. Wolf was not employed with us in 2005. However, he was appointed Vice President and General Counsel in February 2006. The performance units listed above for Mr. Wolf were prorated for the 2005-2007 plan period.

6.	The amounts reported in this column are composed entirely of changes between December 31, 2006, and December 31, 2007, in the actuarial present value of the accumulated pension benefits for the NEOs.

7.	The following table shows each component of the “All Other Compensation” column in the “Summary Compensation Table” for each of our NEOs.

All Other Compensation Table for 2007

		Company Contributions
	Capital	to Defined Contribution	Expatriate
Name	Accumulation Plan[1]	Plan[2]	Premium[3]	Total
Phillips S. Baker, Jr.	3,375	8,768		12,143
Lewis E. Walde	3,375	8,768		12,143
Michael H. Callahan	3,375	8,768	11,000	23,143
Ronald W. Clayton	3,375	8,768		12,143
Philip C. Wolf	3,375	8,768		12,143
____________________

1.	This column reports Hecla’s matching contributions under our Capital Accumulation Plan for the NEOs.

2.	This column reports Hecla’s 401(k) profit share contribution to our NEOs.

3.	This column reports the dollar value benefit of an expatriate premium payment made to Mr. Callahan.

     This table provides information concerning each grant of an award made to the NEOs in the most recently completed fiscal year. This includes performance units awarded for the 2007-2009 plan period under the Long-Term Incentive Plan and stock option grants under the 1995 Stock Incentive Plan. Pursuant to the terms of our 1995 Stock Incentive Plan, the option price for stock option grants is determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the New York Stock Exchange on the date of grant (i.e., $8.75 + $8.47 = $17.22/2 = $8.61).

Grants of Plan-Based Awards for 2007

							All Other
						Other Stock	Option
						Awards:	Awards:		Closing	Grant Date
						Number of	Number of	Exercise or	Market	Fair Value
		Long-Term	Estimated Future Payouts Under			Shares of	Securities	Base Price	Price on	of Stock
		Performance	Non-Equity Incentive Plan Awards[2]			Stock or	Underlying	of Option	Date of	and Option
	Grant	Plan Units[1]	Threshold	Target	Maximum	Units[3]	Options[4]	Awards[5]	Grant[6]	Awards[7]
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr.	5/3/07	5,600	0	560,000	1,120,000
	5/3/07					31,100			8.66	269,326
	5/3/07						110,000	8.61	8.66	342,397
Lewis E. Walde	5/3/07	1,300	0	130,000	260,000
	5/3/07					7,200			8.66	62,352
	5/3/07						26,000	8.61	8.66	80,930
Michael H. Callahan	5/3/07	1,300	0	130,000	260,000
	5/3/07					7,200			8.66	62,352
	5/3/07						26,000	8.61	8.66	80,930
Ronald W. Clayton	5/3/07	1,750	0	175,000	350,000
	5/3/07					11,100			8.66	96,126
	5/3/07						40,000	8.61	8.66	124,508
Philip C. Wolf	5/3/07	1,750	0	175,000	350,000
	5/3/07					11,100			8.66	96,126
	5/3/07						40,000	8.61	8.66	124,508

____________________

1.	Long-Term Performance Payment Plan – Performance Units awarded for the 2007-2009 plan period to each of the NEOs.

2.	These columns show the potential value of the payout for each NEO under the 2007-2009 Long-Term Incentive Performance Payment Plan period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” starting on page 24. As reflected in the “Summary Compensation Table”, awards were paid out for the 2005-2007 plan period. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $200.

3.	This column shows the number of restricted stock units granted on May 3, 2007, to the NEOs under the terms of the KEDCP. The restrictions lapse on May 5, 2008, at which time the units are converted into shares of our Common Stock.

4.	This column shows the number of stock options granted on May 3, 2007, to the NEOs under the terms of our 1995 Stock Incentive Plan. These options vested and became exercisable on the date of grant.

5.	This column shows the exercise price for the stock options granted. Pursuant to the terms of our 1995 Stock Incentive Plan, the exercise price of each option granted is determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the New York Stock Exchange on the date of grant.

6.	This column shows the closing market price of our Common Stock on the New York Stock Exchange on the date of grant.

7.	This column shows the grant date fair value of the restricted stock units and stock options computed in accordance with FAS 123(R). For the restricted stock units granted on May 3, 2007, the fair value is calculated using the closing price of our Common Stock on the grant date of $8.66. For the stock options granted on May 3, 2007, the amounts listed in this column reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. (See footnote 4 to the “Summary Compensation Table” on page 38). For additional information on the valuation assumptions, refer to Note 10 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested restricted stock units. Each equity grant is shown separately for each NEO. All options are vested. The option prices shown below were determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the New York Stock Exchange on the date of grant. The market value of the restricted stock units is based on the closing market price of our Common Stock as of December 31, 2007, which was $9.35. For additional information about the option awards and restricted stock units, see the description of equity incentive compensation in the “Compensation Discussion and Analysis” starting on page 24.

Outstanding Equity Awards at Fiscal Year-End for 2007

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of Shares	Market Value of
	Unexercised	Unexercised				or Units of Stock	Shares or Units of
	Options	Options	Option			That Have Not	Stock That Have
	(#)	(#)	Exercise Price	Option	Option	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Grant Date	Expiration Date	(#)	($)
Phillips S. Baker, Jr.	120,000	- -	5.995	5/6/04	5/6/09
	146,000	- -	4.92	5/6/05	5/6/10
	146,000	- -	6.495	5/5/06	5/5/11
	110,000	- -	8.61	5/3/07	5/3/12
						31,100[1]	290,785
Lewis E. Walde	25,000	- -	6.495	5/5/06	5/5/11
	26,000	- -	8.61	5/3/07	5/3/12
						7,200[1]	67,320
Michael H. Callahan	32,000	- -	4.92	5/6/05	5/6/10
	25,000	- -	6.495	5/5/06	5/5/11
	20,000	- -	4.855	6/6/06	6/6/11
	26,000	- -	8.61	5/3/07	5/3/12
						7,200[1]	67,320
Ronald W. Clayton	- -	- -	- -	- -	- -	11,100[1]	103,785
Philip C. Wolf	- -	- -	- -	- -	- -	11,100[1]	103,785
						10,000[2]	93,500
____________________

1.	Restricted stock unit awards made on May 3, 2007. The restrictions lapse on May 5, 2008. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these restricted stock units.

2.	Restricted stock unit award made on February 15, 2006, to Mr. Wolf upon his employment with us. The restrictions on these stock units lapsed on February 15, 2008.

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during fiscal year 2007 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during fiscal year 2007.

Option Exercises and Stock Vested for 2007

	Option Awards			Stock Awards
	Number of Shares		Value Realized	Number of Shares		Value Realized
	Acquired on Exercise		on Exercise	Acquired on Vesting		on Vesting
Name	(#)		($)	(#)		($)
Phillips S. Baker, Jr.	52,000		432,339
	53,000		437,569	27,000	[1]	234,090
Lewis E. Walde	35,000		189,669
	20,000		129,040
	6,000	[2,5]	40,170
	4,000	[2,5]	19,148
	32,000	[2,5]	206,143	10,000	[1]	86,700
Michael H. Callahan	11,314	[3]	85,382
	37,251	[3,5]	178,432
	35,000		181,888	10,000	[1]	86,700
Ronald W. Clayton	2,414	[4,5]	8,212
	2,949	[4,5]	10,749
	2,284	[4,5]	4,851
	925	[4,5]	2,947
	6,566	[4,5]	30,906
	4,127	[4,5]	18,869
	5,294	[4,5]	28,254
	2,762	[4,5]	9,893
	3,411	[4,5]	12,648
	2,102	[4,5]	1,886
	2,734	[4,5]	17,074
	7,693	[4]	41,851
	35,000		218,748
	33,500		245,386
	37,500		197,539
	40,000		127,397
				10,000	[1]	86,700
Philip C. Wolf	40,000		246,070
	20,000		93,932
	40,000		103,270	10,000	[6]	80,100
				10,000	[1]	86,700
____________________

1.	The NEOs were granted these restricted stock units on May 5, 2006. The restricted stock units are credited to each NEO’s stock account in the KEDCP. On May 7, 2007, the restrictions lapsed and each NEO, with the exception of Mr. Walde, received their units in the form of shares of our Common Stock, less an amount of shares to satisfy their income tax liability. The shares were acquired at a price of $8.67, which was determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the New York Stock

Exchange on May 7, 2007. Under the terms of the KEDCP, even though the restrictions lapsed on May 7, 2007, Mr. Walde elected to defer the distribution of his 10,000 shares until May 13, 2008.

2.	These were discounted stock options purchased by Mr. Walde under the terms of the KEDCP in prior years and exercised in fiscal year 2007 as follows: (i) 20,000 stock options on November 14, 2007, with an exercise price of $4.878 and a market price of $11.33; (ii) 6,000 stock options on November 14, 2007, with an exercise price of $4.635 and a market price of $11.33; and (iii) 4,000 stock options on November 14, 2007, with an exercise price of $6.543 and a market price of $11.33.

3.	These were discounted stock options purchased by Mr. Callahan under the terms of the KEDCP in prior years and exercised in fiscal year 2007 as follows: (i) 11,314 stock options on November 14, 2007, with an exercise price of $3.645 and a market price of $11.2219; and (ii) 37,251 stock options on November 14, 2007, with an exercise price of $6.543 and a market price of $11.33.

4.	These were discounted stock options purchased by Mr. Clayton under the terms of the KEDCP in prior years and exercised in fiscal year 2007 as follows: (i) 2,414 stock options on February 23, 2007, with an exercise price of $4.878 and a market price of $8.28; (ii) 2,949 stock options on February 23, 2007, with an exercise price of $4.635 and a market price of $8.28; (iii) 2,284 stock options on February 23, 2007, with an exercise price of $6.156 and a market price of $8.28; (iv) 925 stock options on February 23, 2007, with an exercise price of $5.094 and a market price of $8.28; (v) 6,566 stock options on February 23, 2007, with an exercise price of $3.573 and a market price of $8.28; (vi) 4,127 stock options on February 23, 2007, with an exercise price of $3.708 and a market price of $8.28; (vii) 5,294 stock options on February 23, 2007, with an exercise price of $2.943 and a market price of $8.28; (viii) 2,762 stock options on February 23, 2007, with an exercise price of $4.698 and a market price of $8.28; (ix) 3,411 stock options on February 23, 2007, with an exercise price of $4.572 and a market price of $8.28; (x) 2,102 stock options on August 17, 2007, with an exercise price of $6.543 and a market price of $7.44; (xi) 2,734 stock options on November 14, 2007, with an exercise price of $5.085 and a market price of $11.33; and (xii) 7,693 stock options on November 20, 2007, with an exercise price of $6.219 and a market price of $11.71.

5.	Pursuant to section 409A of the Internal Revenue Code, in November 2006, our Board elected to amend the KEDCP to discontinue the option to purchase discounted stock options under the plan, as amended. Any options already purchased under the plan that vested after January 1, 2005, would be exercised within the plan and any proceeds gained upon the exercise would be deferred into the participant’s investment account until such time as a distributable event occurs or upon a date determined by the participant in the prior year. These stock options were exercised within the plan and the proceeds deferred into the investment accounts of Mr. Walde, Mr. Callahan and Mr. Clayton in the KEDCP until a distributable event or on a date elected by them.

6.	Mr. Wolf was appointed as an executive officer of Hecla on February 16, 2006, at which time he received 20,000 restricted stock units with a vesting schedule. On February 15, 2007, the restrictions lapsed on 10,000 of these stock units. Under the terms of the KEDCP, Mr. Wolf elected to defer the receipt of the shares until June 27, 2007. Mr. Wolf acquired these 10,000 shares at a price of $8.01, which was determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the New York Stock Exchange on June 27, 2007.

Potential Payments Upon Termination or Change in Control

     We have Change in Control agreements (collectively, the “Employment Agreements”) with Messrs. Baker, Walde, Callahan, Clayton and Wolf.

     The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “Change in Control” of the Company (the “Effective Date”). The term of employment under the Employment Agreements is three years from the Effective Date. The Employment Agreements have a Change in Control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless we give notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a Change in Control is, with certain limitations, deemed to occur if a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or the approval of a plan of dissolution or liquidation.

     The Employment Agreements are intended to ensure that, in the event of a Change in Control, each NEO will continue to focus on adding shareholder value. This is done by assuring that each NEO continues to receive payments and other benefits equivalent to those he was receiving at the time of a Change in Control for the duration of the term of the Employment Agreement. The Employment Agreements also provide, among other things, that should a NEO’s employment be terminated either: (i) by the NEO for good reason; or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from us a lump-sum defined amount generally equivalent to three times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

     The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on: (i) the date of actual termination; and (ii) the end of the three-year employment period under the Employment Agreements. We would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances we will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code.

     The table starting on page 47 reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. The amount of compensation payable to each NEO upon voluntary termination; involuntary not-for-cause termination; for cause termination; termination following a change in control; and in the event of disability or death of the NEO, is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Hecla.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEOs may receive a prorated portion of short-term performance compensation, any amounts due under matured long-term performance compensation plans, one month of health and welfare benefits and any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEOs could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2007, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEOs would receive a prorated portion of any short-term performance compensation as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. They would also receive one month of health and welfare benefits and any earned, but unused vacation. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change in Control. If a change in control occurs as defined in the NEO’s Employment Agreements, they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional three years. They would also receive three years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

     These change in control agreements provide for specified payments and other benefits if the NEO’s employment is terminated either: (i) by the NEO for good reason; or (ii) by Hecla or its successor other than for cause, death or disability, within the three years following a change in control, or prior to a change in control if it can be demonstrated that the termination was related to a potential change in control. These payments and benefits include the following:

  All accrued obligations;

  Lump-sum payment generally equal to three times the sum of the NEO’s then annual base salary and the NEO’s highest annual bonus for the three years prior to the change in control;

  Lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on: (i) the date of actual termination; and (ii) three years later; and

  The continued participation for three years in all of Hecla’s benefit plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     In addition, our equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change in control. Also, the performance unit plan will pay out a pro-rata award based on target performance, regardless of actual performance. These plan provisions enable the executives to recognize the value of their long-term contribution to Hecla and not affect management decisions following termination.

     The change in control agreements provide that in the event that: (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax; and (ii) the value of the “excess parachute payment” exceeds 110% of the Safe Harbor Amount, then we will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the Safe Harbor Amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of Hecla and the NEOs to the “excess parachute payment” rules.

				Involuntary
				for Good
				Reason
		Involuntary		Termination
	Voluntary	Not For Cause	For Cause	(Change in
	Termination	Termination	Termination	Control)	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	308,000	308,000		924,000 [1]	308,000	308,000
Stock Options	1,183,000	1,183,000		1,183,000	1,183,000	1,183,000
Restricted Stock		269,326		269,326	269,326	269,326
Long-term Performance Compensation	189,965	189,965	189,965	1,191,000	641,292	641,292
Benefits & Perquisites:
Retirement Plans[2]	242,327	242,327	242,327	507,800		565,000
Deferred Compensation[3]	2,676,626	2,676,626	2,676,626	2,676,626	2,676,626	2,676,626
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,727	1,076	1,076
Disability Income[5]					1,486,000
Life Insurance Benefits[6]				11,103		325,000
Change in Control Payment				1,200,000
Earned Vacation Pay	23,077	23,077	23,077	23,077	23,077	23,077
Outplacement				20,000
Total	4,624,071	4,893,397	3,133,071	8,044,659	6,588,397	5,992,397
Lewis E. Walde
Short-term Performance Compensation	82,400	82,400		247,200 [1]	82,400	82,400
Stock Options	91,000	91,000		91,000	91,000	91,000
Restricted Stock		62,352		62,352	62,352	62,352
Long-term Performance Compensation	60,291	60,291	60,291	378,000	187,624	187,624
Benefits & Perquisites:
Retirement Plans[2]	123,611	123,611	123,611	213,700	811,200	480,100
Deferred Compensation[3]	336,258	336,258	336,258	336,258	336,258	336,258
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,727	1,076	1,076
Disability Income[5]					1,286,000
Life Insurance Benefits[6]				6,800		183,000
Change in Control Payment				549,000
Earned Vacation Pay	14,077	14,077	14,077	14,077	14,077	14,077
Outplacement				20,000
Total	708,713	771,065	535,313	1,957,114	2,871,987	1,437,887
Michael H. Callahan
Short-term Performance Compensation	87,800	87,800		333,000 [1]	87,800	87,800
Stock Options	322,000	322,000		322,000	322,000	322,000
Restricted Stock		62,352		62,352	62,352	62,352
Long-term Performance Compensation	60,291	60,291	60,291	378,000	187,624	187,624
Benefits & Perquisites:
Retirement Plans[2]	171,502	171,502	171,502	304,900	860,600	526,100
Deferred Compensation[3]	778,307	778,307	778,307	778,307	778,307	778,307
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,727	1,076	1,076
Disability Income[5]					1,286,000
Life Insurance Benefits[6]				7,418		195,000
Change in Control Payment				585,000
Earned Vacation Pay				15,000
Outplacement	15,000	15,000	15,000	20,000	15,000	15,000
Total	1,435,976	1,498,328	1,026,176	2,844,704	3,600,759	2,175,259

				Involuntary
				for Good
				Reason
		Involuntary		Termination
	Voluntary	Not For Cause	For Cause	(Change in
	Termination	Termination	Termination	Control)	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Ronald W. Clayton
Short-term Performance Compensation	122,600	122,600		367,800 [1]	122,600	122,600
Stock Options
Restricted Stock		96,126		96,126	96,126	96,126
Long-term Performance Compensation	63,162	63,162	63,162	396,000	209,494	209,494
Benefits & Perquisites:
Retirement Plans[2]	276,673	276,673	276,673	496,200	904,600	587,900
Deferred Compensation[3]	44,700	44,700	44,700	44,700	44,700	44,700
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,727	1,076	1,076
Disability Income[5]					1,222,000
Life Insurance Benefits[6]				8,178		215,000
Change in Control Payment				645,000
Earned Vacation Pay	16,538	16,538	16,538	16,538	16,538	16,538
Outplacement				20,000
Total	524,749	620,875	402,149	2,129,269	2,617,134	1,293,434
Philip C. Wolf
Short-term Performance Compensation	126,500	126,500		379,500 [1]	126,500	126,500
Stock Options
Restricted Stock		96,126		96,126	96,126	96,126
Long-term Performance Compensation	42,108	42,108	42,108	264,000	188,440	188,440
Benefits & Perquisites:
Retirement Plans[2]	64,694	64,694	64,694	212,800
Deferred Compensation[3]
Health and Welfare Benefits[4]	780	780	780	28,080	780	780
Disability Income[5]					534,000
Life Insurance Benefits[6]				8,749		230,000
Change in Control Payment				690,000
Earned Vacation Pay	13,269	13,269	13,269	13,269	13,269	13,269
Outplacement				20,000
Total	247,351	343,477	120,851	1,712,524	959,115	655,115
____________________

1.	Represents three times the highest annual bonus paid in the last three years.

2.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEOs qualify for early or regular retirement on December 31, 2007, under our retirement plan.

3.	Reflects the lump-sum present value held in the NEO’s account under our KEDCP as of December 31, 2007.

4.	Reflects the estimated lump-sum value of all future premiums, which will be paid on behalf of the NEO under our health and welfare benefit plans.

5.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under our disability program.

6.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by us to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the Hecla Mining Company Supplemental Excess Retirement Plan for the NEOs as of December 31, 2007. The terms and conditions for participation in, and payments from these plans are described below under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to our financial statements.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	6	66,065	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		176,262	- -
Lewis E. Walde	Hecla Mining Company
	Retirement Plan	16	91,322	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		32,289	- -
Michael H. Callahan	Hecla Mining Company
	Retirement Plan	15	104,471	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		67,031	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	18	192,624	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		84,049	- -
Philip C. Wolf	Hecla Mining Company
	Retirement Plan	1	44,763	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		19,931	- -

     The table below provides information on the nonqualified deferred compensation of the NEOs in 2007.

Nonqualified Deferred Compensation for 2007

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate
	Last FY1	Last FY	Last FY2	Distributions	Balance at Last FYE[3]
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	334,550	- -	23,957	37,256	2,676,626
Lewis E. Walde	95,700	- -	13,433	- -	336,258
Michael H. Callahan	165,300	- -	46,539	52,183	778,307
Ronald W. Clayton	- -	- -	6,596	111,072	44,700
Philip C. Wolf	- -	- -	- -	80,100 [4]	- -
____________________

1.	Includes: (i) salary deferrals in 2007 for Baker, $24,000; Walde, $9,000; and Callahan, $48,000; which is included in the “Salary” column of the “Summary Compensation Table”; and (ii) deferred annual incentive bonus earned in 2006 and paid in 2007, which is included in the “Summary Compensation Table” under the 2006 compensation for: Baker, $310,550, and Callahan, $117,300; and (iii) deferred restricted stock earned in 2006 and paid in 2007 for Walde, $86,700.

2.	Total amount of interest earned on deferred compensation in the NEO’s investment account for fiscal year 2007.

3.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years. The amounts reported in this column are also included in the tables under the section entitled “Potential Payments Upon Termination or Change in Control.”

4.	This amount represents the dollar amount recognized from the distribution of 10,000 restricted stock units that vested on February 15, 2007, but Mr. Wolf elected to defer the shares in accordance with the terms of the KEDCP until June 27, 2007. The value of these shares was determined by taking the mean between the highest and lowest reported sales prices of our Common Stock on June 27, 2007 (i.e., $8.12 + $7.90 = $16.02/2 = $8.01 x 10,000 = $80,100).

     Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the LTIP, AIP and any restricted stock units granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation valued based on our Common Stock in order to promote alignment of the participants with our Common Stock shareholders. It also provides for corporate discretionary allocations of amounts valued by our Common Stock.

     Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon our Common Stock and are delivered to the participant in shares of our Common Stock upon a distributable event.

     As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of: (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with us, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with us due to “disability,” which is defined in Section 409A of the Internal Revenue Code; (iii) the date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change in control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

     The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating our assets for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling our promises under the KEDCP are for all purposes to be part of our general assets and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by us that any funds or assets will be sufficient to pay any benefit under the KEDCP.

     Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, two things occurred. First, that portion of the plan allowing such purchases was deleted, so participants could no longer purchase discounted stock option units. However, several of the NEOs have discounted stock option units they purchased prior to the amendment. With regard to those discounted stock option units that vested before January 1, 2005 (the date that Section 409A was enacted by the Internal Revenue Code), those are reported in the beneficial ownership table as “KEDCP Options” and are exercisable by the participant. The second thing that resulted from the November 6, 2006, plan amendment was that any discounted stock option units that vested after January 1, 2005, are now exercised within the plan and the gain realized from the exercise by the participant is credited to the participant’s investment account in the KEDCP until such time as they elect a distribution or upon a distributable event. The gain cannot be taken in units measured in shares of stock. The discounted stock option units that vested after January 1, 2005, are not considered to be beneficially owned, and therefore, are not included in the beneficial ownership table. Mr. Baker is the only NEO who has discounted stock option units that vest after January 1, 2005. He has a total of 507,954 discounted stock option units.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2007, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

		Weighted-Average	Number of Securities
	Number of Securities To	Exercise Price	Remaining Available For
	Be Issued Upon Exercise	Of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security
Holders:
1995 Stock Incentive Plan	1,033,500	6.85	3,922,253
Stock Plan for Nonemployee Directors	- -	N/A	754,942
Key Employee Deferred Compensation Plan	100,000	3.81	4,254,657
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	1,133,500	6.58	8,931,852

     OTHER BENEFITS

Retirement Plan

     Our officers participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all of our employees, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of our contributions, and related expenses or income, is specifically attributable to our officers. We were not required to make a contribution for 2007. We also have an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the “Supplemental Plan”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under our Executive Deferral Plan and/or the Capital Accumulation Plan will be paid out of our general funds to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $180,000 subject to specified adjustments and is calculated using earnings not in excess of $225,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under our Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 2007 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2007.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,732	$13,464	$20,195	$26,927	$33,659	$40,391	$47,122
125,000	8,919	17,839	26,758	36,677	44,596	53,516	62,435
150,000	11,107	22,214	33,320	44,427	55,534	66,641	77,747
175,000	13,294	26,589	39,883	53,177	66,471	79,766	93,060
200,000	15,482	30,964	46,445	61,927	77,409	92,891	108,372
225,000	17,669	35,339	53,008	70,677	88,346	106,016	123,685
250,000	19,857	39,714	59,570	79,427	99,284	119,141	138,997
275,000	22,044	44,089	66,133	88,177	110,221	132,266	154,310
300,000	24,232	48,464	72,695	96,927	121,159	145,391	169,622
325,000	26,419	52,839	79,258	105,677	132,096	158,516	184,935
350,000	28,607	57,214	85,820	114,427	143,034	171,641	200,247
375,000	30,794	61,589	92,383	123,177	153,971	184,766	215,560
400,000	32,982	65,964	98,945	131,927	164,909	197,891	230,872
425,000	35,169	70,339	105,508	140,677	175,846	211,016	246,185
450,000	37,357	74,714	112,070	149,427	186,784	224,141	261,497
475,000	39,544	79,089	118,633	158,177	197,721	237,266	276,810
500,000	41,732	83,464	125,195	166,927	208,659	250,391	292,122

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2007, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 6 years; L. Walde, 16 years; M. Callahan, 15 years; R. Clayton, 18 years; and P. Wolf, 1 year.

PROVISIONS OF THE COMPANY’S BYLAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR ELECTION AS DIRECTORS

     Our Bylaws establish procedures governing the eligibility of nominees for election to our Board and the proposal of business to be considered by the shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in our Proxy Statement as a nominee and to serve as a director if elected;

(b)	As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in our proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

(ii) the class and number of shares of the Company, which are owned beneficially, and of record by such shareholder and such beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2009 Annual Meeting of Shareholders is January 16, 2009 (the 120th day preceding the anniversary of the 2008 Annual Meeting) to February 14, 2009 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     In addition to the foregoing section, we will comply with Rule 14a-8 of the Exchange Act with respect to any shareholder proposal that meets its requirements. We will review shareholder proposals intended to be included in our proxy materials for the 2009 Annual Meeting of Shareholders, which are received by us at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, no later than November 26, 2008. Such proposals must be submitted in writing and should be sent to the attention of our Corporate Secretary.

ANNUAL REPORT

     Our Annual Report to Shareholders, consisting of Hecla’s Form 10-K for the year ended December 31, 2007, and other information, is being mailed to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”), without cost by: (i) written request to Attn.: Investor Relations; or (ii) requesting a copy through our website at http://www.hecla-mining.com under “Investor Relations” and then selecting “Proxy Materials” and “Contact Information.” In addition, a shareholder may also view the Annual Report on our website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Philip C. Wolf
Corporate Secretary

March 31, 2008

MEETING TO BE HELD AT:

Four Seasons Hotel
791 W. Georgia St.
Vancouver, British Columbia

DRIVING DIRECTIONS

  From the Vancouver International Airport

    Leave the airport, follow Grant McConachie Way, which leads onto the Arthur Laing Bridge and eventually turns into Granville Street.

    Continue north along Granville Street and cross the Granville Street Bridge.

    Stay in the right lane and take the Seymour Street exit.

    After 8 blocks turn left onto Dunsmuir Street.

    The Hotel is immediately on the left just past the Granville Mall parking entrance.

For other directions, please contact the Four Seasons Hotel at 604-689-9333

HECLA MINING COMPANY
6500 N. MINERAL DRIVE
SUITE 200
COEUR D' ALENE, ID 83815-9408

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Hecla Mining Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hecla Mining Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HECLA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HECLA MINING COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1.

Vote On Directors

1.	ELECTION OF DIRECTORS

	01)	Phillips S. Baker, Jr.
	02)	David J. Christensen
	03)	Dr. Anthony P. Taylor
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

2.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the three nominees for Director.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NOTE: The Proxy must be signed exactly as your name or names appear(s) on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

	Yes	No

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF	ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS	May 16, 2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1.

     The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and PHILIP C. WOLF, and each of them, proxies of the undersigned, with full power of substitution, to attend the Company’s Annual Meeting of Shareholders on May 16, 2008, and any adjournments or postponements thereof, and there to vote the undersigned’s shares of Common Stock of the Company on the matters listed on the reverse side as described in the Board of Directors' Proxy Statement for such meeting, a copy of which has been received by the undersigned.